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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PIEDMONT NATURAL GAS COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THOMAS E. SKAINS
Chairman of the Board, President and Chief Executive Officer

January 14, 2011

Dear Shareholder:

        You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc. ("Piedmont" or "Company") to be held beginning at 8:30 a.m. on Friday, March 4, 2011, at the Company's corporate headquarters, 4720 Piedmont Row Drive, Charlotte, North Carolina. We will review our 2010 business operations and financial performance and respond to any questions you may have. We will also consider the items of business described in the Notice of 2011 Annual Meeting of Shareholders and in the Proxy Statement accompanying this letter. The Proxy Statement contains important information about the matters to be voted on and the process for voting, along with information about the Company, its management and its directors.

        This year we are asking our shareholders to approve the Company's Amended and Restated Incentive Compensation Plan. The reasons the Board of Directors is recommending that shareholders vote to approve the Amended and Restated Incentive Compensation Plan are described in detail in the Proxy Statement.

        For the first time, and in accordance with the mandates of the financial reform legislation adopted by Congress in July 2010, we are giving our shareholders the opportunity to cast an advisory vote on the compensation of the named executive officers of the Company as well as the opportunity to cast an advisory vote on the frequency of future advisory votes on our executive compensation. We encourage you to read the proposals for these items and the Board's recommendations, and cast your vote. Every vote is important.

        Even if you plan to attend the Annual Meeting, please promptly vote by submitting your proxy by phone, by Internet or by mail. The "Commonly Asked Questions" section of the Proxy Statement contains instructions for submitting your proxy.

        If you are unable to attend the Annual Meeting, you may listen live over the Internet on our website at www.piedmontng.com.

        On behalf of the directors, management and employees of Piedmont, thank you for your continued support of and ownership in our Company.

Sincerely,

PIEDMONT NATURAL GAS COMPANY, INC.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210

Notice of 2011 Annual Meeting of Shareholders

Time:	8:30 a.m. eastern standard time, Friday, March 4, 2011
Place:	Piedmont Natural Gas Company, Inc. Corporate Headquarters 4720 Piedmont Row Drive Charlotte, North Carolina
Directions to the Annual Meeting of Shareholders are available by calling Shareholder Services at 704-731-4203
Items of Business:	1)	Election of Board of Director's nominees for four directors as Class I directors
	2)	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2011
	3)	Approval of the Company's Amended and Restated Incentive Compensation Plan
	4)	Advisory vote on executive compensation
	5)	Advisory vote on frequency of shareholder advisory vote on executive compensation
Who Can Vote:	You may vote if you owned shares of the Company's Common Stock at the close of business on December 27, 2010.
Proxy Voting:	Your vote is important.
If you are a registered shareholder, please vote in one of these ways:
• Online, at www.voteproxy.com
• By mail—If you request a paper proxy card, mark, sign, date and promptly return the proxy card in the postage-paid envelope
• By telephone, by calling the telephone number provided at www.voteproxy.com
• In person—Submit a ballot in person at the Annual Meeting of Shareholders
If you own your shares through a bank or broker, you may vote in accordance with the instructions provided by your bank or broker, which include the following:
• Online, at www.proxyvote.com
• By mail—If you received or request a voting instruction form, mark, sign, date and promptly return the form in the postage-paid envelope
• By telephone—If you received or request a voting instruction form, you may call the telephone number provided on the form
• In person—You may obtain a legal proxy from your bank or broker and submit a ballot in person at the Annual Meeting of Shareholders

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 4, 2011:

  The Company's Notice of 2011 Annual Meeting of Shareholders, Proxy Statement on Schedule 14A, form of proxy card and 2010 annual report to shareholders on Form 10-K are available at: https://materials.proxyvote.com/720186

By order of the Board of Directors,

Jane R. Lewis-Raymond Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary

January 14, 2011

PIEDMONT NATURAL GAS COMPANY, INC.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210

PROXY STATEMENT

for 2011 Annual Meeting of Shareholders

This Proxy Statement, the Notice of 2011 Annual Meeting of Shareholders, the proxy card and the Company's 2010 annual report to shareholders on Form 10-K ("2010 Form 10-K"), which includes audited financial statements and financial statement schedules, are first being made available to shareholders on or about January 14, 2011.

COMMONLY ASKED QUESTIONS

Who is entitled to vote?

        Holders of record of shares of the Company's Common Stock at the close of business on December 27, 2010, the record date established by the Company's Board of Directors, are entitled to notice of and to vote at the Annual Meeting, either in person or by proxy. Each shareholder of record will have one vote for every share of the Company's Common Stock owned by that shareholder on the record date.

        If your shares are registered directly in your name with the Company's stock transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, which are held in "street name." The Notice Regarding Availability of Proxy Materials (or proxy materials in paper form if you have so previously elected) have been made available to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. By voting online, by telephone or by completing the voting instruction form provided to you by your broker, bank or other nominee, you direct how to vote your shares.

What will be voted on?

        Proposal 1: Election of four directors nominated by the Board of Directors as Class I directors. The nominees are: Mr. Malcolm E. Everett III, Mr. Frank B. Holding, Jr., Ms. Minor M. Shaw and Ms. Muriel W. Sheubrooks.

        Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2011.

        Proposal 3: Approval of the Company's Amended and Restated Incentive Compensation Plan.

        Proposal 4: Advisory vote on executive compensation.

        Proposal 5: Advisory vote on frequency of shareholder advisory vote on executive compensation.

        Voting will also take place on such other business, if any, as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Who is soliciting my vote?

        The Company's Board of Directors is soliciting proxies to be voted at the Annual Meeting on the matters described in this Proxy Statement and such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

How do I vote?

        If you are a registered shareholder, you can vote using any one of the following methods:

  •
  Online—Log on to www.voteproxy.com and follow the instructions, using the Company Number, Account Number and/or Control Number shown on the Notice Regarding the Availability of Proxy Materials (or paper proxy card if you requested one). The deadline for voting online is 11:59 p.m. eastern standard time, March 3, 2011.

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  By mail (only if you request a proxy card)—Mark, sign and date the proxy card and promptly return it in the prepaid envelope.

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  By telephone—Call the telephone number provided at www.voteproxy.com, and follow the instructions, using the Company Number, Account Number and/or Control Number shown on the Notice Regarding the Availability of Proxy Materials (or paper proxy card if you requested one). The deadline for voting by telephone is 11:59 p.m. eastern standard time, March 3, 2011.

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  In person at the Annual Meeting—Submit a ballot at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

        If you own your shares through a bank, broker or other nominee, you may vote in accordance with the instructions provided by your bank, broker or nominee, which include the following:

  •
  Online—Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice Regarding the Availability of Proxy Materials (or voting instruction form if you requested or received one). The deadline for voting online is 11:59 p.m. eastern standard time, March 3, 2011.

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  By mail (only if you received or request a voting instruction form)—Mark, sign and date the voting instruction form and promptly return it in the prepaid envelope.

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  By telephone (only if you received or request a voting instruction form)—Call the telephone number provided on the voting instruction form and follow the instructions on the form. The deadline for voting by telephone is 11:59 p.m. eastern standard time, March 3, 2011.

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  In person at the Annual Meeting—Obtain a legal proxy from your broker, bank or other nominee indicating that you were the owner of the shares on the record date and present it to the inspectors of election with your ballot.

        When you vote online or by phone or properly submit your proxy card or voting instruction form, proxies will be voted in accordance with the voting instructions provided to the Company. If no instructions are provided, proxies will be voted as indicated below under "What if I submit my proxy but don't provide voting instructions?"

        You can vote your shares for all, for some (by withholding authority to vote for any individual nominee) or none of the director nominees. You can also vote for, against or abstain from voting for the ratification of the appointment of Deloitte & Touche LLP and the approval of the Company's Amended and Restated Incentive Compensation Plan. You can also vote for, against or abstain from voting for the approval of the Company's executive compensation. Finally, you can vote for a one-, two- or three-year frequency for future shareholder advisory votes on the Company's executive compensation or abstain from voting on this matter.

How many votes are needed to adopt the proposals?

        For Proposal 1 (the election of directors), the four nominees for Class I receiving the highest number of affirmative votes cast will be elected. Each of Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) and Proposal 3 (approval of the Company's Amended and Restated Incentive Compensation Plan) require the affirmative vote of a majority of the votes cast on that proposal. The results of the votes on Proposal 4 (advisory vote on executive compensation) and Proposal 5 (advisory vote on frequency of shareholder advisory vote on executive compensation) are non-binding and the Board of Directors will consider the outcome of the votes when making future executive compensation decisions and when deciding how often an advisory vote on executive compensation will be requested from the Company's shareholders. Other matters that may properly come before the Annual Meeting may require more than a majority vote under the Company's By-Laws, its Articles of Incorporation, the laws of the State of North Carolina, or other applicable laws or regulations.

        Abstentions will not be counted as votes cast with respect to the election of directors or Proposals 2, 4 and 5. With respect to Proposal 3, abstentions will be counted as votes cast in accordance with the rules of the New York Stock Exchange. Broker non-votes will not be counted as votes cast. Broker non-votes are shares held in "street name" by brokers, banks or other nominees for which proxies were submitted but for which the beneficial owner did not provide specific voting instructions, and over which the nominee has no discretionary power to vote (as is the case for Proposals 1, 3, 4 and 5).

How do I vote shares held in the Company's 401(k) Plan?

        Under the Company's 401(k) Plan, the plan trustee will vote your plan shares in accordance with the directions you indicate by voting online or by telephone or on the proxy card. Please see "How do I vote?" above for further information on these voting methods.

How can I revoke my proxy?

        You may revoke your proxy by sending written notice of revocation of your proxy to the Corporate Secretary at the Company's address set forth above so that it is received prior to the close of business on March 3, 2011.

Can I change my vote?

        You may change your vote by:

  •
  submitting a later-dated vote by using the online or telephone voting procedure described above under "How do I vote?" prior to 11:59 p.m. eastern standard time, March 3, 2011,

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  marking, signing, dating and returning a new proxy card or voting instruction form with a later date to the Corporate Secretary at the Company's address set forth above so that it is received prior to the close of business on March 3, 2011, or

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  attending the Annual Meeting and voting in person. If you own your shares through a broker, bank or other nominee, you must obtain a legal proxy as described in "How do I vote?" above and deliver it to the Corporate Secretary at the Annual Meeting.

What happens if I do not submit my proxy or vote in person?

        If you are a shareholder of record or hold your shares through the Company's 401(k) Plan, then your shares will not be voted or counted towards a quorum if you do not submit a proxy (whether online, by telephone or by mail) or vote in person at the Annual Meeting.

        Under the rules of the New York Stock Exchange, Proposal 2 is considered a "discretionary" matter. This means that if you hold your shares through a broker, bank or other nominee and do not provide voting instructions by voting online, by phone or by submitting a paper voting instruction form, then the broker, bank or other nominee may exercise its discretionary power and vote your shares on Proposal 2 in accordance with its best judgment. If you do not submit voting instructions or vote in person, your bank, broker or other nominee cannot vote your shares on Proposals 1, 3, 4 and 5 because they are not considered "discretionary" matters.

What if I submit my proxy but don't provide voting instructions?

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  If you are a record holder and your proxy is properly submitted (whether online, by telephone or by mail) and not revoked, but you do not give voting instructions for a proposal, the proxy will be voted in accordance with the recommendations of the Board of Directors for that proposal, which is "FOR" all nominees in Proposal 1, "FOR" Proposals 2, 3 and 4 and for a "THREE-YEAR FREQUENCY" on Proposal 5.

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  If you hold your shares in street name and properly submit a proxy (whether online, by telephone or by mail) with no voting instructions on Proposal 2, your broker, bank or other nominee may vote your shares on that proposal in accordance with its best judgment because this matter is considered "discretionary" under the applicable rules, but may not vote your shares on any of the other Proposals on the ballot if you do not provide voting instructions for those Proposals.

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  If you are a record or beneficial owner, should other matters properly come before the Annual Meeting that are "discretionary", the proxy holders named in the proxy card will vote the proxies on such matters in accordance with their best judgment.

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  If you hold your shares through the Company's 401(k) Plan and your proxy is properly submitted (whether online, by telephone or by mail) and not revoked, but you do not provide voting instructions to the plan trustee, then your shares will not be voted on the matters for which instructions were not given.

How many shares must be present to conduct the Annual Meeting?

        As of the record date, 72,422,136 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of those shares, present or represented by proxy, constitutes a quorum for the purpose of conducting the Annual Meeting and voting on proposals at the Annual Meeting. If you vote online or by telephone or submit a properly executed proxy or voting instruction form, then your shares will be considered part of the quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Who can attend the Annual Meeting?

        All shareholders as of the record date, or their duly authorized proxies, may attend the Annual Meeting.

Who pays the costs of proxy solicitation?

        We have hired Alliance Advisors, LLC to help us send out the proxy materials and request proxies. Alliance Advisors, LLC's fee for these services is $7,000, plus out-of-pocket expenses. Directors, officers and employees of the Company may solicit proxies and will not be entitled to any additional compensation for any such solicitation. The Company will bear the full cost of the solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners.

Can multiple shareholders sharing my address receive just one copy of the Notice Regarding Availability of Proxy Materials or other proxy materials in paper format?

        The Company has adopted a process for mailing the Notice Regarding Availability of Proxy Materials (and for those shareholders previously requesting, proxy statement and annual report to shareholders on Form 10-K) called "householding." Householding means that shareholders who share the same address and agree to householding will receive only one copy of the Notice Regarding Availability of Proxy Materials or proxy statement and annual report to shareholders, as applicable, unless we receive instructions to the contrary from any shareholder at that address.

        If you are a shareholder of record who shares the same address as another shareholder of record, you can agree to householding by (i) indicating that you consent to householding on your proxy card, if you received one, (ii) writing to our transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, or (iii) calling the transfer agent at its toll-free number 1-800-937-5449. Householding reduces the Company's printing costs and postage fees, and we encourage you to participate. If you wish to discontinue householding or receive a separate copy of the Notice Regarding Availability of Proxy Materials or proxy statement and annual report to shareholders, as applicable, for this year and in the future, you may so notify us, via the transfer agent at the telephone number or address above, and we will promptly comply with your request.

        If you own your shares through a broker, bank or other nominee, you may request householding or request separate copies of the Notice Regarding Availability of Proxy Materials or proxy statement and annual report to shareholders, as applicable, by notifying your broker, bank or nominee.

When are shareholder proposals due for the 2012 annual meeting of shareholders?

        In order to be considered for inclusion in next year's proxy statement and proxy card, shareholder proposals must be submitted in writing to the Company's Corporate Secretary at the Company's address set forth above or by fax at (704) 365-8515, so that they are received by September 16, 2011. Any proposal received after that date will not be eligible for inclusion in next year's proxy statement and proxy card. The Company will use its discretionary authority to vote on any matter presented by a shareholder for vote at the 2012 annual meeting for which notice is received by the Company's Corporate Secretary, at the Company's address or fax number above, after November 30, 2011. Pursuant to the Company's By-Laws, no director shall be elected at an annual meeting of shareholders unless such person shall have been nominated to serve as director at least 60 days prior to such meeting.

How can I contact a member of the Board of Directors?

        Any shareholder or interested party may contact the Board of Directors, any member of the Board of Directors, including the Independent Lead Director, or the non-management or independent directors as a group by writing to the Board of Directors, the non-management or independent directors as a group or any individual director in care of the Company at the address set forth above, or by sending a written communication to the Company's Corporate Secretary at that address. Any communication addressed to an individual director at that address will be delivered or forwarded to the addressee as soon as practicable. Communications addressed to the Board of Directors or to an unspecified director will be forwarded to the Chairman of the Board, and communications addressed to the non-management or independent directors as a group will be forwarded to the Independent Lead Director.

 PROPOSALS TO BE VOTED UPON

PROPOSAL 1—ELECTION OF DIRECTORS

  The Board of Directors recommends a vote FOR each nominee.

        The By-Laws of the Company provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board, but shall not be less than nine. The number of directors is currently fixed at 12. The Articles of Incorporation divide the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. The Articles provide that each class shall consist as nearly as possible of one-third of the total number of directors constituting the entire Board.

        The Board of Directors has nominated Mr. Malcolm E. Everett III, Mr. Frank B. Holding, Jr., Ms. Minor M. Shaw and Ms. Muriel W. Sheubrooks, whose terms expire at the 2011 Annual Meeting, to stand for re-election as Class I directors. The Board has determined that each of these directors is an independent member of the Board. The terms of the Class I directors elected at the Annual Meeting will expire in 2014. Information as to the four nominees for re-election as Class I directors is set forth in the section of this Proxy Statement entitled "Information Regarding the Board of Directors."

        The Board does not know of any nominee who will be unable or unwilling to serve, but in such event, the proxies will be voted under discretionary authority for a substitute designated by the Board, or the Board may take appropriate action for a lesser number of directors.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011

  The Board of Directors recommends a vote FOR this proposal.

        The Board of Directors concurs with the reappointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2011. Deloitte & Touche LLP has served as the Company's independent auditors since 1951. Although not required to submit the appointment to the shareholders for ratification, the Board believes it is desirable that an expression of shareholder opinion be solicited and recommends the ratification. If the shareholders do not ratify this appointment, the Audit Committee will consider whether to engage another independent registered public accounting firm.

        Deloitte & Touche LLP representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        The aggregate fees and reimbursable expenses for professional services provided by Deloitte & Touche LLP that were billed or are to be billed for the fiscal years ended October 31, 2010 and 2009, are:

Fees for Services	2010		2009
Audit Fees	$955,000		$970,000
Audit-Related Fees	$164,000	(a)	$20,000	(b)
Tax Fees	0		0
All Other Fees	0		0

Total Fees	$1,119,000		$990,000

(a)
Consists of audits of and services related to the issuance of consents associated with the Company's share registration filings ($30,000), as well as assistance with initial International Financial Reporting Standards assessment activities ($134,000).

(b)
Consists of issuance of consents in connection with registration statements and audit of accelerated stock repurchase program.

        The Audit Committee approves, in advance, all services by the independent registered public accounting firm, whether or not related to the audit. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant such approvals. Services approved by the Chair must be presented to the full Audit Committee for ratification at the next regularly scheduled Audit Committee meeting. All services rendered by the Company's independent registered public accounting firm during fiscal 2009 and 2010 were approved in advance.

PROPOSAL 3—APPROVAL OF THE COMPANY'S AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

  The Board of Directors recommends a vote FOR this proposal.

        The Company's shareholders are being requested to approve an amendment and restatement of the Company's Incentive Compensation Plan (the "Plan") adopted by the Compensation Committee of the Board of Directors of the Company on December 15, 2010, subject to shareholder approval. The Board of Directors believes the Plan promotes the interests of the Company and its shareholders through (a) the attraction and retention of participants essential to the success of the Company, (b) the motivation of participants by making awards linked to performance goals and the interest of the Company shareholders, and (c) enabling such individuals to share in the growth and success of the Company and its subsidiaries. The Board, therefore, recommends that the shareholders approve the Amended and Restated Incentive Compensation Plan.

        The Plan was originally approved by the shareholders on March 3, 2006. The amendment and restatement of the Plan does not change the types of awards available under the Plan. The amendments increase the aggregate number of shares that may be issued under the Plan to 2,500,000 (1,500,000 initially authorized and 1,000,000 additional authorized by the amended and restated Plan), add provisions for the calculation of shares that may be issued under the Plan, specify the effect of a participant's death, disability or retirement on his or her outstanding awards and allow for the inclusion of clawback provisions in award agreements. The amendments also change the Plan's change in control acceleration provision from a "single trigger" under which all outstanding awards were automatically accelerated upon a change in control to a "double trigger" under which outstanding awards will be accelerated only if a participant is terminated without cause or resigns for good reason within one year after a change in control of the Company. This "double trigger" is consistent with the terms of the Severance Agreements in place with the Company's senior officers.

        The performance-based compensation paid under the Plan is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code. To continue to comply with those requirements, the shareholders must re-approve the material terms of the Plan every five years. It has been five years since the shareholders approved the Plan. Your approval of the amended and restated Plan will preserve the Company's federal income tax deduction for the performance-based compensation paid under the Plan to certain senior officers who participate in the Plan.

        The Plan provides for incentive compensation payable in cash, stock options, restricted stock and other stock based awards and is administered by the Compensation Committee, which has complete discretion in determining the Company's officers and key employees (the "Eligible Employees") and outside directors who are eligible to participate in the Plan. An outside director who is selected by the Compensation Committee to participate in the Plan will only be eligible for awards relating to stock and will not be eligible for the annual cash incentive awards described in more detail below.

        The number of shares of the Company's common stock which may be issued pursuant to the Plan may not exceed in the aggregate 2,500,000 shares (1,500,000 under the initial Plan approved by shareholders in 2006 and an additional 1,000,000 under the amended and restated Plan). As of the record date, there were 1,171,010 shares available for issuance under the Plan (net of the unvested portion of the restricted stock award (and accrued dividends) granted to Chairman, President and Chief Executive Officer Thomas E. Skains but not including unvested shares under any other awards granted under the Plan). Shares of common stock awarded under the Plan may be issued from the Company's authorized but unissued shares or shares purchased in the open market for purposes of the Plan. The closing price of the Company's common stock on January 4, 2011 was $28.00 per share.

        The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this proxy statement as Appendix A.

  Annual Incentive Awards

        Under the Plan, annual cash incentive awards may be paid to Eligible Employees on the basis of the Company achieving certain performance goals. Following the completion of a performance period, the Compensation Committee will undertake or direct an evaluation of actual performance. No annual incentive award may be paid without a determination by the Compensation Committee that the performance goals have been met. Performance criteria of the Company will be established in writing by the Compensation Committee. The maximum individual annual incentive award for a performance period of twelve calendar months will be $1 million, provided the Eligible Employee has been a participant under the Plan for such twelve month period.

  Restricted Stock

        The Compensation Committee may also grant shares of restricted stock under the Plan to such participants, and in such amounts and for such duration and/or consideration as it shall determine. Each restricted stock grant under the Plan shall be evidenced by an award agreement that shall specify the restriction period, the conditions which must be satisfied prior to removal of the restriction, the forfeiture of such shares in the event such conditions are not satisfied, the number of shares of restricted stock granted and such other provisions as the Compensation Committee shall determine. The shares of restricted stock granted under the Plan may not be sold, or otherwise transferred, until termination of the applicable restriction period.

  Stock Options

        Under the Plan, the Compensation Committee may grant stock options to participants as it shall determine. The Compensation Committee has complete discretion in determining the type of option granted, the option price (which shall not be less than 100% of the fair market value of the stock on the grant date), the duration of the option, the number of shares of common stock to which an option pertains, any condition imposed upon the exercisability or the transferability of the options (including vesting conditions), the conditions under which the option may be terminated, and any such other provisions as may be warranted to comply with the law or rules of the NYSE. Each option grant shall have such specified terms and conditions detailed in an option agreement made with the Eligible Employee. The option agreement shall specify whether the option is intended to be an incentive stock option or a non-qualified stock option. However, no incentive stock option may be awarded (a) after the tenth anniversary of the effective date of the Plan, or (b) to a participant who is not an employee. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee shall determine, which will be specified in the option agreement and need not be the same for each participant.

  Other Stock Based Awards

        In addition to stock options and restricted stock, the Compensation Committee may issue to participants, either alone or in addition to other awards made under the Plan, stock appreciation rights, performance awards or other stock unit awards. Any such awards shall be governed by the terms of an award agreement, and the Compensation Committee may impose such terms and conditions, similar to those described above and not inconsistent with the terms of the Plan, as it deems appropriate. Stock appreciation rights shall have an exercise price determined at the time of grant by the Compensation Committee, subject to the limitation that the grant price shall not be less than 100% of fair market value of the common stock on the grant date. Performance awards may be issued in the form of either performance units or performance shares. The Compensation Committee shall set performance criteria in its discretion for each participant who is granted a performance award, shall determine the extent to which such performance criteria are met and shall determine the value of the performance unit or performance share to the participant. Stock unit awards granted hereunder may be, but are not required to be, paid in the form of the Company's common stock or other securities. The value of each such award shall be based, in whole or in part, on the value of the underlying common stock on the grant date. The Compensation Committee, in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the award.

  Awards under the Incentive Compensation Plan

        Benefits payable or amounts that will be granted upon the approval of the Plan by the shareholders are not determinable at this time. The Plan defines the class of employees, officers, and directors eligible to participate under the Plan. The Company currently expects that awards under the Plan will be made to the Company's corporate officers and other key employees, and members of the Company's Board of Directors, which currently consists of approximately 230 individuals in the aggregate.

  Acceleration of Awards

        Upon the termination of an employee participant's employment by the Company without "cause" or by an employee Participant for "good reason," each as defined in the Plan, within a period of one year following a change in control of the Company, as defined in the Plan, all outstanding options held by the participant will become fully exercisable and all restrictions and performance conditions on outstanding stock awards and performance shares held by the Participant will lapse.

  Recoupment of Awards

        The Compensation Committee may require, as a condition to any award, a participant to agree to reimburse the Company for all or any portion of an award, terminate or rescind an award, or recapture any shares issued pursuant to an award in connection with any recoupment or clawback policy adopted by the Compensation Committee. Outstanding awards held by a participant will be forfeited if the participant competes with the Company.

  United States Federal Income Tax Aspects of the Incentive Compensation Plan.

        Non-Statutory Stock Options.    As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option. In addition, the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. Upon the exercise of a non-statutory stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the award recipient assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon the exercise of a non-statutory stock option, any appreciation after the date of exercise should qualify as a capital gain.

        Incentive Stock Options.    The incentive stock options under the Plan are intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or exercise of incentive stock options if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). If these conditions are met and no tax is imposed on the optionee, then the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the underlying shares. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price generally must be included in the optionee's alternative minimum taxable income.

        Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

        Restricted Stock.    An individual who has been granted restricted stock under the Plan will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. Dividend equivalents accrued and paid to the holder during the period that the forfeiture restrictions apply will also be treated as compensation income to the holder and deductible as such by the Company at the time of vesting of the award.

        However, the recipient of restricted stock may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award. If the recipient makes this election, (a) the Company will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in Section 162(m)), (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

        Stock Unit Awards.    A recipient of stock unit awards under the Plan will generally not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. At the time stock units are settled in shares of the Company's common stock, the recipient will have taxable compensation income and, subject to Section 162(m) as discussed below, the Company will receive a corresponding deduction. The measure of this income and deduction will be the fair market value of the shares at the time the stock units are settled, plus any accrued dividend equivalents; provided, however, that, with respect to a recipient subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), unless such recipient elects otherwise, such fair market value will be measured at the time any restrictions imposed with respect to such shares under Section 16 of the Exchange Act subsequently lapse.

        Section 162(m) of the Internal Revenue Code.    Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of one million dollars paid to its chief executive officer or any of its three other highest-paid officers excluding the chief financial officer. However, compensation that qualifies under Section 162(m) as "performance-based" is specifically exempt from the deduction limit. Based on Section 162(m) and the regulations issued thereunder, the Company believes that the income generated in connection with the exercise of stock options granted under the Plan should qualify as performance-based compensation and, accordingly, the Company's deductions for such compensation should not be limited by Section 162(m). The Plan has been designed to provide flexibility with respect to whether restricted stock awards and other stock-based awards will qualify as performance-based compensation under Section 162(m). The Company believes that certain awards of restricted stock and other stock-based awards under the Plan will so qualify and the Company's deductions with respect to such awards should not be limited by Section 162(m). The Plan provides that all awards under the Plan to employees covered by Section 162(m) are subject to other conditions, restrictions, and requirements as the Compensation Committee may determine to be necessary to avoid the loss of deduction by the Company under Section 162(m). However, certain awards of restricted stock and other stock-based awards may not qualify as performance-based compensation and, therefore, the Company's compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation.

PROPOSAL 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION

  The Board of Directors recommends a vote FOR approval of this resolution.

        We encourage you to review the complete description of the Company's executive compensation programs provided in the "Executive Compensation" section of this Proxy Statement, including the Compensation Discussion and Analysis and the Executive Officer Compensation Disclosure Tables.

        As discussed in the Compensation Discussion and Analysis, the compensation programs for the Company's named executive officers (who are the officers listed in the Summary Compensation Table in the Executive Officer Compensation Disclosure Tables section) are designed to support the Company's objectives of attracting, motivating and retaining a high-quality executive team that will enable the Company to accomplish its overall business mission and objectives. These programs are based on the Board-approved executive compensation philosophy of (i) paying base salary at the median (50th percentile) of the competitive marketplace, (ii) providing short- and long-term incentive awards that are designed to motivate the named executive officers to achieve superior Company performance while placing an increasing amount of total compensation at risk as the executives assume greater responsibility in the Company, and (iii) paying total direct compensation (base salary and short- and long-term incentive awards) at or near the 75th percentile of the competitive marketplace for exceptional performance results.

        At the Annual Meeting, our shareholders will have the opportunity to endorse or not endorse the compensation of our named executive officers through a non-binding vote (commonly known as a "say-on-pay" vote) on the following resolution:

          RESOLVED, that the compensation of the named executive officers of the Company described in the Executive Compensation section of the Company's Proxy Statement for the 2011 Annual Meeting of Shareholders is approved.

        Even though the result of the say-on-pay vote is non-binding, the Board of Directors values the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions.

PROPOSAL 5—ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

  The Board of Directors recommends a vote for a THREE-YEAR Frequency.

        The Company will include a say-on-pay vote in our annual meeting proxy statement at least once every three years. At the 2011 Annual Meeting, our shareholders will be asked to provide a non-binding vote on whether a say-on-pay vote should occur every one, two or three years. After careful consideration of this proposal, the Board of Directors has determined that a say-on-pay vote that occurs every three years is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for a three-year interval for the say-on-pay vote. A substantial portion of the compensation of the named executive officers is based on the Company's performance over three-year performance measurement periods. A three-year frequency for the say-on-pay vote is consistent with the longer term focus of the executive compensation programs and should cause the say-on-pay vote to also be based on a longer term perspective. A three-year frequency will also provide the Compensation Committee of the Board of Directors a meaningful period to respond to the result of the say-on-pay vote.

        Although the Board of Directors is recommending a three-year frequency for the say-on-pay vote, our shareholders, when voting on this proposal, will be asked to select from the following four choices on the proxy card: whether the say-on-pay vote will occur every one, two or three years, or to abstain from voting on the matter.

        The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders, and the Board of Directors will consider the outcome of the vote when deciding how often a say-on-pay vote will be requested from the Company's shareholders. Because this vote is advisory and not binding on the Board of Directors in any way, however, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

CORPORATE GOVERNANCE INFORMATION

Information Regarding the Board of Directors

Nominees for Class I Directors Continuing in Office Until 2014:
Mr. Malcolm E. Everett III Director since: 2002 Age: 64
Mr. Everett served as Senior Executive Vice President, Director of Corporate and Community Affairs of Wachovia Corporation, a financial services company, from September 2001 until his retirement in 2004. Mr. Everett began his banking career with the Trust Company of Georgia (now SunTrust) in 1969. He joined First Union National Bank of North Carolina in 1978 and worked in a wide variety of roles at all levels of the company. Mr. Everett also taught at the Southwestern Graduate School of Banking in Dallas, Texas, and The National Graduate Trust School in Evanston, Illinois. Mr. Everett served as Interim President of the United Way of Central Carolinas from September 2008 to June 2009. He holds a bachelor's degree in economics from the University of Georgia and is a graduate of the North Carolina Bank Management School. He has been Independent Lead Director of the Company since 2003. Since 1996, Mr. Everett has served on the Board of Commissioners of Carolinas HealthCare Systems, a not-for-profit self-supporting public healthcare system that is the third-largest public, multi-hospital system in the United States. He is currently its Vice Chairman and serves on its Executive, Compensation, Finance, Quality and Investments Committees.

Qualification, Experience, Key Attributes and Skills
In his 35 years of experience in the financial services industry, Mr. Everett developed extensive knowledge of banking, investments and wealth management. Mr. Everett is able to use this expertise to assist the Board in overseeing the financial management of the Company. Mr. Everett also brings to the Board strong leadership skills demonstrated by his four decades of experience as a senior executive in the banking industry and his appointment as Interim President of the United Way of Central Carolinas during a time of transition. His significant service on numerous charitable and other non-profit organizations as well as his status as a community leader in Charlotte, Mecklenburg County and throughout the state of North Carolina, also bring valuable experience and insight to the Board.
Mr. Frank B. Holding, Jr. Director since: 2003 Age: 49
Mr. Holding has served as Chairman of First Citizens BancShares, Inc., a banking and investment services company, since February 2009, and Chief Executive Officer since January 2008. From 1994 to February 2009, he served as President of First Citizens. Mr. Holding has held a variety of other senior management positions at First Citizens since joining the company in 1984. Mr. Holding holds a bachelor's degree in business administration from the University of North Carolina at Chapel Hill and an MBA from The Wharton School of Finance at the University of Pennsylvania. Mr. Holding has been a director of First Citizens since 1993. He has been a director of Blue Cross Blue Shield of North Carolina since 2002, currently serving on its Executive Committee and Compensation Committee and chairing its Investment Committee. He has also served as a director of the Mt. Olive Pickle Company since 2006, serving on its Compensation Committee, and as a director of Heritage Bancshares, Inc. since 2002.

Qualification, Experience, Key Attributes and Skills
By virtue of his senior-level executive positions in a publicly-traded company in the banking industry, Mr. Holding possesses strong strategic planning, business development and managerial skills, as well as financial literacy and human resources experience. Mr. Holding's banking background also brings in-depth knowledge of the financial services industry and significant financial expertise that assist the Board in overseeing the financial management of the Company. His experience with banking and public company regulations allows him to provide valuable insight and advice to the Company on regulatory matters. He also brings to the Board valuable knowledge of the natural gas industry gained during his years of service as a director of the North Carolina Natural Gas Corporation, which was purchased by Piedmont and merged into the Company in 2003.
Ms. Minor M. Shaw Director since: 2004 Age: 63
Ms. Shaw has served as President of Micco Corporation, a private investment, and real estate development company located in Greenville, South Carolina, since August 1998. Ms. Shaw currently serves as a director of Blue Cross Blue Shield of South Carolina (since 2008). She also serves on the Board of Trustees of the Duke Endowment (since 1999), the Belle Baruch Foundation (since 2004), the Hollingsworth Funds (since 2004) and the Daniel-Mickel Foundation (since 1995), and serves on the Investment Committee of each. Ms. Shaw also serves as a trustee of Columbia Nations Funds in Boston, Massachusetts (since May 2003), currently chairing its Governance Committee and serving on its Investment Committee. She is a trustee and chairs the Governance Committee of the Bank of America Global Capital Management Funds (since May 2010). She was previously with Mickel Investment Group (President, 1998-2008), a family investment corporation. Ms. Shaw attended Randolph-Macon Woman's College and received her bachelor of arts degree from the University of North Carolina at Chapel Hill.

Qualification, Experience, Key Attributes and Skills
With more than 25 years of experience in the investment and real estate industries, Ms. Shaw brings to the Board her deep understanding of investment management, real estate analysis and development and the South Carolina markets. This experience is valuable to the Company as it seeks to identify and develop new markets to serve new customers or expand its service to existing customers. This experience also enables her to provide guidance on the Company's finance matters. Ms. Shaw is also a prominent civic leader in the upstate South Carolina region, and brings to the Board her extensive experience serving in leadership positions with numerous civic, educational and philanthropic organizations.
Ms. Muriel W. Sheubrooks Director since: 1993 Age: 69
Ms. Sheubrooks was a partner of Greater Carolinas Real Estate Services, Inc., a real estate services firm in Charlotte, North Carolina, from 1990 until her retirement in 2005 and was its President of the Charlotte Area from 1986 until 1997. Since her retirement, she has been a real estate investor. She received her associate's degree in business from King's College, her bachelor's degree in business from Western Kentucky University with an emphasis in corporate accounting, and is a graduate of the Real Estate Institute of the University of North Carolina at Chapel Hill.

Qualification, Experience, Key Attributes and Skills
Ms. Sheubrooks has served on Piedmont's Board for over 17 years. During that time, she has gained a deep understanding of the Company's business, the natural gas industry and the markets the Company serves. Ms. Sheubrooks also brings to the Board specific experience and expertise in the real estate industry as well as her business, financial and human resource experience and expertise gained as a business executive. Based on her real estate background, Ms. Sheubrooks is intimately familiar with many of the complex issues that energy services companies such as Piedmont face, including land use laws and regulations and real estate development patterns and cycles.
Class III Directors Continuing in Office Until 2013:
Dr. Frankie T. Jones, Sr. Director since: 2007 Age: 63
Dr. Jones has served as President and Chief Executive Officer of Phoenix One Enterprises, Inc., a management consulting firm, since January 2010. From January 1997 until December 2009, Dr. Jones was President and Chief Operating Officer of B&C Associates, Inc., an international public relations, research, marketing and crisis management services firm headquartered in High Point, North Carolina. Dr. Jones holds a bachelor's degree, two master's degrees and a Ph.D. degree. His studies were completed at North Carolina A&T University, Wayne State University, Duke University, Shaw University and Virginia University of Lynchburg. He is currently enrolled at Oxford Graduate School pursuing a Ph.D. degree in philosophy and leadership. Dr. Jones is a retired United States Air Force senior officer with 20 years of service. Dr. Jones was awarded the National NAACP "Roy Wilkins Meritorious Service Award" in 1990.

Qualification, Experience, Key Attributes and Skills
Dr. Jones brings to the Board significant experience as a consultant working closely with senior management at leading companies across a broad range of industries in the areas of marketing, communications strategies, business development, crisis management and corporate social responsibility. Dr. Jones also brings to Piedmont's Board his proven leadership ability and management skills, demonstrated by his years of service as a senior officer in the United States Air Force, together with his experience as President and Chief Executive Officer of two consulting firms.
Ms. Vicki McElreath Director since: 2006 Age: 61
Ms. McElreath served as the Managing Partner of PricewaterhouseCoopers LLP (PwC) in the Carolinas from 1999 until her retirement in June 2006. She joined Price Waterhouse, one of the predecessor firms of PwC, in 1979 and was admitted to the partnership in 1990. Ms. McElreath holds a bachelor's degree in business administration from Georgia State University with a major in accounting. She has been a director of RBC Bank since July 2006, serving as Chair on its Audit Committee.

Qualification, Experience, Key Attributes and Skills
While a certified public accountant and auditor with a major international accounting firm for more than 25 years, Ms. McElreath gained valuable experience dealing with complex accounting principles and judgments, internal controls, financial reporting rules and regulations and evaluating the financial results and financial reporting processes of large public companies such as Piedmont. This experience makes Ms. McElreath well qualified to chair Piedmont's Audit Committee, on which she serves as one of the Committee's two designated Audit Committee Financial Experts. Ms. McElreath also brings to the Board her operational experience, which she developed as a Managing Partner of PwC for seven years. Her experience as a director of RBC Bank, another regulated, for-profit entity in North Carolina, brings valuable insight to the Board. Her service on the boards of not-for-profit organizations in the Savannah, Georgia area is an asset to the Company's business ventures in the Georgia market.
Mr. Thomas E. Skains Director since: 2002 Age: 54
Mr. Skains has served as Chairman of the Board since December 2003, as Chief Executive Officer since February 2003 and as President since February 2002. Previously, he served as Chief Operating Officer of Piedmont from February 2002 to February 2003. From 1995 to 2002, he served as Senior Vice President—Marketing and Supply Services and directed Piedmont's commercial natural gas activities. Before joining Piedmont, Mr. Skains held positions of increasing responsibility with Transcontinental Gas Pipe Line Corporation. He joined Transco in 1981 as an attorney and served as corporate and senior attorney before being named Vice President in 1986 and Senior Vice President—Transportation and Customer Services in 1989. He holds a bachelor's degree in business administration from Sam Houston State University and a J.D. degree from the University of Houston Law School. He currently serves on the board of the American Gas Association (serving as Chairman in 2009) and the Southern Gas Association (serving as Chairman in 2006). He also currently serves on the boards of the American Gas Foundation, a not-for-profit energy research group, and the Gas Technology Institute, a not-for-profit research, development and training organization. Mr. Skains also currently serves as a director of BB&T Corporation, serving on its Nominating and Corporate Governance Committee and Compensation Committee, and serves on the Board of Trustees of Johnson and Wales University.

Qualification, Experience, Key Attributes and Skills
As Chairman, President and Chief Executive Officer of the Company for the past seven years, Mr. Skains has developed strong executive leadership and strategic management skills. Mr. Skains also brings to the Board extensive knowledge of all aspects of the Company's business and the natural gas industry gained from his 15-year tenure at Piedmont and over 30 years of experience in the industry. Mr. Skains has been actively involved throughout his career in leadership positions with a number of industry and community-based organizations, further providing him with a valuable perspective of the communities the Company serves and the complexities, challenges and opportunities facing the natural gas industry. Mr. Skains is also able to use his legal training and experience as a corporate energy attorney to provide insight on legal and regulatory compliance matters and contribute to corporate governance matters.
Class II Directors Continuing in Office Until 2012:
Dr. E. James Burton Director since: 2006 Age: 64
Dr. Burton has served as the Dean of the Jennings A. Jones College of Business at Middle Tennessee State University (MTSU) in Murfreesboro, Tennessee, since 1999 and as Professor of Accounting at MTSU since 1990. Prior to his appointment as Dean, he served as Associate Dean for External Relations at MTSU from 1990 to 1999. Dr. Burton holds a bachelor's degree in economics from MacMurray College, an MBA in management from Murray State University and a Ph.D. in accounting from the University of Illinois. He is a Certified Public Accountant and a Certified Fraud Examiner. Dr. Burton has written numerous articles for academic, professional and trade journals and has authored or co-authored several books in the areas of planning, accounting and finance. He has also actively participated in the formation of several businesses over the course of his career.

Qualification, Experience, Key Attributes and Skills
Dr. Burton brings to the Board his extensive general and financial management and leadership experience gained as the dean of a major business school for the past 11 years. As a Certified Public Accountant for more than 25 years and as a Certified Fraud Examiner for more than 15 years, Dr. Burton has developed strong accounting and financial management skills important to the oversight of the Company's financial reporting and enterprise risk management program. He brings all of this experience to Piedmont's Audit Committee where he serves as one of the Committee's two designated Audit Committee Financial Experts. Dr. Burton's involvement in business development and his service on the boards of several not-for-profit entities in the Middle Tennessee region, where the Company has significant business operations, is an asset to the Company's business and its philanthropic and charitable activities in the community.
Mr. John W. Harris Director since: 1997 Age: 63
Mr. Harris has served as President and Chief Executive Officer of Lincoln Harris, LLC (formerly The Harris Group), a real estate services firm based in Charlotte, North Carolina, since January 1999, and prior to that served as its President. Prior to that, Mr. Harris was President of The Bissell Companies, Inc., a commercial real estate and investment management company, from 1970 to 1992. Mr. Harris received his bachelor of arts degree from the University of North Carolina at Chapel Hill and completed a program in real estate and urban development at American

University. Mr. Harris is also a director of Dominion Resources, Inc., an electric and gas utility company, serving on its Finance and Risk Oversight Committee and Compensation, Governance and Nominating Committee. He previously served as a director of Mapeley Limited, a commercial real estate management and outsourcing company located in the United Kingdom, BellSouth Telecommunications, NationsBank and US Air, Inc.

Qualification, Experience, Key Attributes and Skills
Mr. Harris brings to the Board extensive experience with complex real estate development and investment management activities. With his background in the real estate industry, Mr. Harris is able to provide the Board with insight on issues crucial to the Company's business, including zoning laws and regulations, real estate development patterns and the dynamics of energy use by consumers, both residential and commercial. In addition, as a current director of Dominion, he brings to the Board valuable knowledge of the broader energy industry, markets and regulatory developments. Mr. Harris also brings to the Board strong business leadership and management skills gained through his current and past service as Chief Executive Officer and equivalent positions.
Mr. Aubrey B. Harwell, Jr. Director since: 2002 Age: 68
Mr. Harwell has served as Managing Partner and Chief Executive Officer of Neal & Harwell, PLC, a law firm located in Nashville, Tennessee, since co-founding the firm in 1971. He has been the Chairholder of the Jennings A. Jones Chair of Excellence in Free Enterprise in the College of Business at Middle Tennessee State University since 2002. Mr. Harwell has also taught at the Vanderbilt University School of Law and Belmont University. He holds a bachelor's and a J.D. degree from Vanderbilt University. He has authored or co-authored several legal publications and is a frequent speaker at seminars and symposiums through the United States. He also serves on the boards of Ingram Industries, a distributor of physical and digital books and other content, and FCA Capital Ventures I-III, a private venture capital firm.

Qualification, Experience, Key Attributes and Skills
In his 40 years of experience serving as Managing Partner of a law firm, Mr. Harwell has developed significant strategic planning, business development and operations management skills. His experience as a commercial litigator, including representing large public and Fortune 500 companies, provides Mr. Harwell with a deep understanding of business litigation and risk assessment and management and he is a recognized expert on corporate governance matters. His service on for-profit boards gives him exposure to and practical experience with issues facing for-profit companies. Mr. Harwell's legal training and experience is also valuable to the Company because it operates in a highly-regulated industry. Mr. Harwell's involvement on the boards of numerous not-for-profit entities, both national (he is on the board of the Boy Scouts of America and serves as National Treasurer) and especially in the Middle Tennessee region, where the Company has significant business operations, is an asset to the Company's business and its philanthropic and charitable activities in the community.
Dr. David E. Shi Director since: 2003 Age: 59
Dr. Shi is a Senior Fellow at the National Humanities Center in Research Triangle Park, North Carolina. Dr. Shi served as President of Furman University in Greenville, South Carolina from 1994 until June 2010. He joined the Furman administration in 1993 as Vice President for Academic Affairs and Dean. Prior to that, Dr. Shi taught for 17 years at Davidson College, where he was History Department Chairman and the Frontis W. Johnston Professor of History. Dr. Shi holds a bachelor's degree in political science from Furman University and master's and Ph.D. degrees in history from the University of Virginia. A noted historian, Dr. Shi is the author and co-author of numerous books on American history and culture, and has twice been nominated for the Pulitzer Prize. He is also a frequent guest columnist for various regional and national newspapers.

Qualification, Experience, Key Attributes and Skills
As the President of a major educational institution for 16 years, Dr. Shi gained significant general management and leadership skills. Dr. Shi has been widely recognized for his leadership abilities as a college president. In 2006, he chaired the board of directors for the National Association of Independent Colleges and Universities. In 2003, he received a Presidential Leadership Award from the Andrew W. Mellon Foundation, and in 1998, he was honored as a recipient of a Presidential Leadership Grant from the John S. and James L. Knight Foundation in recognition of dynamic and creative leadership at liberal arts colleges. Dr. Shi also brings to the Board his expertise in the areas of energy conservation and sustainability, which is important to Piedmont's business as an energy services company and its philanthropic and charitable activities in the community. Dr. Shi is also a prominent civic leader in the upstate South Carolina region, which provides the Board insight into one of the Company's significant geographic regions.

        Mr. Jerry W. Amos, a director of the Company since 1978, will be retiring at the 2011 Annual Meeting. We thank Mr. Amos for his 33 years of service to the Company and for his sound, insightful and inspiring leadership.

Independence of Board Members and Related Party Transactions

  Independence

        The Board determines independence of each director annually at the time that nominees for director are approved for inclusion in the Company's annual proxy statement (typically December), or at such time as a director joins the Board if other than at an annual meeting. A determination of independence is based on satisfaction of the independence criteria of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, as well as an affirmative determination that the director has no material relationships with the Company. In this regard, the Board has adopted Categorical Standards of Director Independence, which are set forth in the Corporate Governance Guidelines in the "For Investors—Corporate Governance" section of the Company's website at www.piedmontng.com.

        In determining independence, the Board of Directors considered the following transactions and determined that none impaired the applicable director's independence:

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  An employee of Lincoln Harris, LLC, in which director John W. Harris has an equity interest and serves as President, is representing the Company in renegotiations of its corporate headquarters lease with the owner of Piedmont Town Center One. Lincoln Harris, LLC is also the property manager for Piedmont Town Center One, pursuant to a contract with the owner of the building.

        After consideration of all relevant facts and circumstances, the Board determined that all non-management directors met the Categorical Standards of Director Independence set by the Board. Based on this and the other criteria for independence described above, the Board concluded that all of the non-management directors are independent: Jerry W. Amos, E. James Burton, Malcolm E. Everett III, John W. Harris, Aubrey B. Harwell, Jr., Frank B. Holding, Jr., Frankie T. Jones, Sr., Vicki McElreath, Minor M. Shaw, Muriel W. Sheubrooks and David E. Shi.

  Related Party Transactions

        The Company's policy for the review and approval of related party transactions is set forth in its Corporate Governance Guidelines. The Directors and Corporate Governance Committee is charged with reviewing and, if in the best interests of the Company, approving all transactions, arrangements and relationships in which the Company is or will be a participant and in which any director, nominee for director, executive officer, person known by the Company to beneficially own more than 5% of the Company's Common Stock, or any immediate family member of the foregoing, has or will have a material interest. "Related party transactions" include those relationships described in the Categorical Standards of Director Independence as well as those described in Item 404(a) of Regulation S-K of the Securities and Exchange Commission, as in effect from time to time. Each director and executive officer is required to bring to the attention of the Directors and Corporate Governance Committee any related party transactions involving the director or executive officer promptly, and to the extent practicable prior to entering into the transaction, so that the Committee can determine whether to approve the transaction. The Directors and Corporate Governance Committee is responsible for reviewing all potential related party transactions annually and as they are brought to the attention of the Committee. The Directors and Corporate Governance Committee reviews each related party transaction and determines if it is in the best interests of the Company based on its consideration of all relevant factors, including but not limited to:

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  the related person's relationship to the Company and interest in the transaction,

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  the material facts relating to the transaction, including the nature and size of the transaction,

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  the benefits to the Company of the transaction,

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  whether the transaction involves the provision of goods or services to the Company that are available from unrelated third parties, and if so, whether the transaction is on terms that are comparable to the terms available from unrelated third parties, including the speed, quality and certainty of performance of such third parties,

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  whether the transaction would influence the director's or officer's ability to act in the best interests of the Company, its customers or its shareholders,

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  whether the transaction would result or may appear to result in improper benefits for the director, officer or a family member, and

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  in the case of directors, whether the transaction would impair the independence of the director.

        The Directors and Corporate Governance Committee approves potential related party transactions only if the transaction is in the best interests of the Company. If a potential related party transaction involving an independent director implicates any of the Company's independence standards, the transaction, if approved by the Directors and Corporate Governance Committee, must also be reviewed by the full Board of Directors. A director involved in the potential related party transaction may not participate in the review or approval of such transaction.

        The Company has in place the following additional processes for identifying and reviewing potential related party transactions:

  •
  The Company's Code of Ethics and Business Standards requires directors and employees, including all executive officers, to avoid conflicts of interest and requires them to disclose transactions that are potential conflicts of interest to the Chief Ethics and Compliance Officer or to the employee's supervisor. Any such transactions involving directors and executive officers that are potential related party transactions are reviewed by, and subject to the approval of, the Directors and Corporate Governance Committee based on the standards set forth above. Any noncompliance with the Company's conflict of interest standard is reported by the Chief Ethics and Compliance Officer to the Audit Committee.

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  To identify potential related party transactions, the Company requires each of its directors and executive officers to complete annually a comprehensive questionnaire in which they are required to disclose any such transactions with the Company in which the director, executive officer or any of their immediate family members have an interest. Any transactions disclosed in their answers to these questionnaires are reviewed by the Directors and Corporate Governance Committee based on the standards set forth above.

  •
  The Company's Special Provisions (Code of Ethics) Relating to the Company's Principal Executive Officer and Senior Financial Officers provides that its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (the "Designated Officers") must avoid any actual or apparent conflicts of interest between his or her personal and professional relationships and any material transaction or relationship that reasonably could be expected to give rise to such a conflict. It also provides that a Designated Officer must seek the advice of the Chairman of the Audit Committee if the Designated Officer has any question as to whether any transaction or relationship could reasonably be expected to give rise to a conflict of interest and must report any such transaction or relationship to the Chairs of the Audit Committee and Directors and Corporate Governance Committee immediately upon the existence of any such relationship or transaction.

        Based on the information presented to it, the Board determined that no related party transactions occurred or were proposed since the beginning of fiscal 2010. Among other transactions, it considered Thomas E. Skains' position as a director of BB&T Corporation, the parent of Branch Banking and Trust Company, one of the lenders under the Company's senior revolving credit agreement, a syndication agent and commitment party for a replacement senior revolving credit agreement, and with whom the Company has a merchant banking relationship.

Board Leadership Structure

        The Board is currently led by the Company's Chairman and Chief Executive Officer and an Independent Lead Director. On February 26, 2010, the Board re-elected Thomas E. Skains, the Company's Chief Executive Officer ("CEO"), as Chairman of the Board. The Chairman of the Board presides at all meetings of the Board and exercises and performs such other powers and duties as may be assigned to him from time to time by the Board or prescribed by the Company's By-laws.

        The Board has no set policy on whether it should always be led by a Chairman who is also the CEO, but rather considers periodically whether combining the role of Chairman and CEO continues to be appropriate. At this time, the Board is committed to the combined role given the specific circumstances of the Company, the unique and changing environment facing natural gas distribution companies, the highly regulated industry in which the Company operates and the current CEO's deep knowledge of the energy industry. Specifically, the Board believes that Mr. Skains, with more than 30 years of experience in the natural gas industry, is in the best position to lead most effectively in the role of Chairman of the Board. In addition, given the complexity of our business, the Board believes that having a Chairman who also serves as the CEO allows timely communication with the Board on company strategy and critical business issues. In the future, the Board will continue to assess whether this leadership structure is appropriate and will adjust as necessary.

        Given the combined role of Chairman and CEO, the Board strongly believes that it is in the best interest of the Company and its shareholders to have a strong independent lead director. On February 26, 2010, the Board re-elected Malcolm E. Everett III as the lead non-management director (the "Independent Lead Director"). The Independent Lead Director has specific responsibilities, which are set forth in the Company's Corporate Governance Guidelines, including the right to convene the Board at any time. The Independent Lead Director also chairs Board meetings or portions of meetings where the Chairman is absent, including all executive sessions of non-management directors. The Independent Lead Director has access to any information he/she deems necessary to fulfill the roles and responsibilities of the position. He/she also consults with the CEO on business issues and on the annual calendar and agendas for all meetings of the Board and its Committees. Additionally, the Independent Lead Director consults with the CEO on matters of corporate governance and maintains close contact with the chairpersons of each standing Board committee.

Committees of the Board

        The Board of Directors has the five standing committees described below. Each committee has a written charter adopted by the Board that can be found as part of the Corporate Governance Guidelines in the "For Investors—Corporate Governance" section of the Company's website at www.piedmontng.com and is available in print to any shareholder who requests it. As discussed above under "Independence of Board Members and Related Party Transactions," the Board has determined that each member of each committee, including the Audit Committee, Compensation Committee and Directors and Corporate Governance Committee, is independent.

Committee	Members	Committee Responsibilities
Audit Met 7 times in fiscal year 2010	Vicki McElreath (Chair)
E. James Burton
Frank B. Holding, Jr.
Muriel W. Sheubrooks

The Board has determined that each member of the Audit Committee is financially literate as defined by the listing standards of the New York Stock Exchange. In addition, the Board has determined that Dr. Burton and Ms. McElreath each qualifies as an "audit committee financial expert" as defined by regulations adopted by the Securities and Exchange Commission. Dr. Burton is the Dean of the Jennings A. Jones College of Business at Middle Tennessee State University. He has a Ph.D. in Accountancy, has more than 25 years experience as a Certified Public Accountant and more than 15 years experience as a Certified Fraud Examiner. Ms. McElreath had more than 25 years of experience as a Certified Public Accountant and auditor with PricewaterhouseCoopers until her retirement in 2006, at which time she was the Managing Partner for the Carolinas.	The Audit Committee:
• Serves as an independent and objective body to monitor, assess and assist Board oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the Company's internal audit function
• Oversees the audit and other services of the Company's independent registered public accounting firm and is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm
• Provides an open avenue of communication among the Company's independent registered public accounting firm, accountants, financial and senior management, the internal auditing department and the Board
Compensation Met 6 times in fiscal year 2010	Frank B. Holding, Jr. (since June 2010)(Chair) John W. Harris (until June 2010)(prior Chair) Malcolm E. Everett III Aubrey B. Harwell, Jr. Minor M. Shaw
The Compensation Committee:
• Oversees compensation policies and programs
• Approves the salaries and other compensation of elected officers, and reviews executive development and management succession plans

Committee	Members	Committee Responsibilities
Directors and Corporate Governance Met 4 times in fiscal year 2010	Aubrey B. Harwell, Jr. (Chair) Malcolm E. Everett III John W. Harris Frankie T. Jones, Sr. David E. Shi	The Directors and Corporate Governance Committee:
• Reviews and articulates the governance structure of the Board and the Company's position and practices on significant issues of corporate and public responsibility
• Determines the composition of Board committees
• Recommends to the Board nominees to fill vacancies on the Board as they occur
• Recommends candidates for election as directors at annual meetings of shareholders
• Oversees the administration and execution of the Company's Enterprise Risk Management program
Finance Met 4 times in fiscal year 2010	John W. Harris (since June 2010)(Chair) Frank B. Holding, Jr. (until June 2010)(prior Chair) Jerry W. Amos E. James Burton Minor M. Shaw	The Finance Committee: • Reviews the financial condition of the Company • Makes recommendations to the Board with respect to the Company's capital budget and financing needs
Benefits Met 4 times in fiscal year 2010	Muriel W. Sheubrooks (Chair) Jerry W. Amos Frankie T. Jones, Sr. Vicki McElreath David E. Shi	The Benefits Committee oversees the operation and administration of all broad-based employee health and welfare and retirement plans sponsored by the Company.

Compensation Committee Information

  Compensation Committee Interlocks and Insider Participation

        The following directors were members of the Company's Compensation Committee in fiscal year 2010: John W. Harris (served on Committee, as its Chair, until June 2010), Frank B. Holding, Jr. (joined Committee, and was appointed its Chair, in June 2010), Malcolm E. Everett III, Aubrey B. Harwell, Jr. and Minor M. Shaw. None of these individuals has ever been an officer or employee of the Company.

  Process for Determining Compensation

        The primary function of the Compensation Committee is to provide overall guidance for the development of compensation programs for officers and key employees that

  •
  are fair, appropriate, competitive and consistent with current regulations;

  •
  will attract and retain persons of outstanding ability; and

  •
  will reward officers and key employees for superior corporate and individual performance.

        In addition to providing such overall guidance for the Company's compensation programs, the Compensation Committee annually reviews and approves the compensation of all officers of the

Company, including all executive officers, who are appointed by the Board. The Compensation Committee also determines the terms and provisions of all awards under the Company's incentive and equity based plans.

        The Company's CEO assists the Compensation Committee by developing pay recommendations for the Company's officers, excluding his own. The CEO is assisted in the development of the pay recommendations by the Company's Human Resources department.

        The Compensation Committee has the sole authority to retain and terminate consulting firms to assist in the evaluation of CEO or senior executive compensation, and to approve the fees of such consultants. The Compensation Committee has retained Hay Group, Inc. ("Hay Group") as its independent compensation consultant for several years. In fiscal year 2010, Hay Group assisted the Compensation Committee on the following matters:

  •
  analysis of the competitive position of the Company's executive compensation program;

  •
  review of the pay recommendations made by the CEO for the Company's officers;

  •
  administration of the Company's Short-Term Incentive Plan, and its Mission, Values and Performance Plan;

  •
  administration of the Company's Long-Term Incentive Plan, including setting performance unit award levels for the three-year performance period that began on November 1, 2009;

  •
  review of market data and peer proxy data for comparable positions, and recommendation on setting compensation for the CEO and the other officers that appear in the Summary Compensation Table under "Executive Officer Compensation Disclosure Tables"; and

  •
  compliance with the disclosure rules for executive compensation.

Oversight of the Company's Enterprise Risk Management Program

        The Company has an enterprise risk management program ("ERM program") to identify risks across the Company, assess their likelihood and potential impact and develop and monitor strategies to manage them. The goal of the Company's ERM program is to maintain a high level of awareness and control over operational, financial, environmental, compliance, reputational, strategic and other risks that could adversely affect achievement of the Company's business objectives. The ERM program is administered by the Company's Risk Management Department under the leadership of the Company's Chief Risk Officer (the "CRO"). A critical component of the ERM program is the Company's "risk management framework," a set of best practices, procedures and systems for identifying, assessing, and managing risks that includes a clear assignment of responsibilities for ongoing monitoring of risk mitigation controls and procedures. Although the CRO is responsible for maintaining and continually updating the Company's risk management framework, the Company's policy is that risk management should be integrated into all customary management processes such as business planning, financial management, project management, operational management and management reporting. Management in each of the Company's business units is responsible for implementing that policy by identifying all significant risks to which their functional and business areas may be exposed, developing risk tolerances and setting limits consistent with business objectives, and implementing and monitoring controls and procedures to mitigate identified risks.

        The Risk Management Department conducts during the course of each year a comprehensive enterprise wide risk assessment. This assessment includes surveys and workshops among company employees, including members of the executive management team and employees director-level and above. The risk assessment identifies, assesses and ranks significant risks, to identify the business units and members of management that are responsible for managing them and to monitor and assess all risk mitigation controls and procedures that have been put in place. Another component of the Company's ERM program is a risk management advisory committee, which is comprised of a group of high-level employees from a cross section of the Company's business units and functions. This committee serves as a forum for identifying and assessing risks, particularly as new business opportunities arise and are evaluated, and suggesting mitigation strategies. As a complement to the annual risk assessment conducted by the Risk Management Department, the Company's internal audit staff, through its work performed during the course of each year as well as an annual risk assessment, identifies and assesses financial risks or exposures, with a particular focus on financial statement risks. Additionally, the Enterprise Compliance staff within the Office of General Counsel conducts an annual internal control over financial reporting risk assessment, focusing on financial statement risk. The results of these various risk assessments are shared among the Risk Management Department, Internal Audit and Enterprise Compliance to better inform them of enterprise risk.

        The Board of Directors is responsible for overseeing and reviewing with management the Company's ERM program, including the actions taken to identify, assess and mitigate risks. The Directors and Corporate Governance Committee of the Board has oversight of the administration and execution of the ERM program. The CRO or Chief Financial Officer makes a formal presentation each year to the full Board about the Risk Management Department's annual enterprise wide risk assessment. During that presentation, the full Board has the opportunity to question management about the effectiveness of the ERM program, the elements of the risk management framework and specific risk mitigation strategies management has implemented. The CRO and other members of management also regularly update the full Board on specific risks and mitigation strategies in the course of the Board's review of the annual corporate capital and operating budgets, corporate strategy, new business opportunities and reports made to the Board by management and the committees of the Board.

        The Board's Audit Committee regularly inquires of management, internal audit staff, and the outside auditors about financial risks or exposures, including financial statement risks. At least annually, the Audit Committee also reviews and discusses, both within the Committee and with management, internal audit staff and the outside auditors, the Company's guidelines and policies for identifying, assessing and managing such risks and exposures and the steps management has taken to monitor and control such risks and exposures to the Company. The Company's General Counsel and Chief Ethics and Compliance Officer also reports to the Audit Committee at each of its regular meetings on legal and compliance risks and exposures.

        Each of the Board's other committees is responsible for oversight of risks relevant to their areas of responsibility. The Benefits Committee of the Board of Directors is responsible for overseeing the operation and administration of all broad-based employee health and welfare and retirement benefit plans sponsored by the Company, including determining whether the named fiduciaries of those plans are acting prudently as to plan assets and plan administration. The Compensation Committee of the Board has oversight responsibility for the Company's compensation practices and the identification and assessment of the risks associated with those practices. See "Executive Compensation—Compensation Discussion and Analysis—Compensation Risk Assessment." The Finance Committee is responsible for oversight of the Company's capital budgeting process and proposals of management concerning changes to the Company's capital structure, corporate financings, insurance and the associated risks. The Directors and Corporate Governance Committee is responsible for overseeing the governance structure and practices of the Board of Directors, including reviewing all potential related party transactions, and the Company's position and practices on significant issues of public responsibility.

        The Board believes its oversight of the ERM program benefits from having one person serve as the Chairman of the Board and CEO. With his in-depth knowledge and understanding of the

Company's complex business operations and the changing regulatory environment in which the Company does business, the combined CEO/Chairman is better able to bring key strategic and business issues and risks to the Board's attention than would a non-executive Chairman of the Board. The oversight of the administration and execution of the ERM program by the fully independent Directors and Corporate Governance Committee preserves the benefit of independent risk oversight along with full Board responsibility and review.

Executive Sessions of Board of Directors Meetings

        Executive sessions of the Board that are attended only by non-management directors are held at each Board meeting, including each Board meeting during the 2010 fiscal year, and at such other times as may be requested by any director. If any non-management director is deemed to not be independent, an executive session of all independent directors is also held at least once per year.

Attendance at Annual Shareholders Meeting and Board and Committee Meetings

        All directors attended the 2010 annual meeting of shareholders. The Board has a policy that all directors should attend each shareholder and Board meeting and each meeting of each Board committee on which they serve unless there are extenuating circumstances preventing such attendance. During the 2010 fiscal year, the Board held five Board meetings and each director attended at least 75% of the sum of (a) the total number of Board meetings and (b) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal year 2010.

Director Compensation

        During fiscal 2010, directors were paid the following amounts:

  •
  Annual cash retainer of $28,000

  •
  Board and Committee meeting fees of $1,500 per meeting

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  Annual Committee Chair retainers—Audit ($8,000), Benefits ($2,500), Compensation ($5,000), Directors and Corporate Governance ($5,000), and Finance ($2,500)

  •
  Independent Lead Director retainer of $10,000

  •
  25% match for retainer and meeting fees if a director elects to invest all of his or her retainers and meeting fees in the Company's Dividend Reinvestment and Stock Purchase Plan

  •
  Annual grant of $35,000, required to be invested in Company Common Stock

        All amounts received by directors as fees, retainers and grants in fiscal 2010 were invested in Company Common Stock, since all directors elected to invest their retainers and meeting fees in the Company's Dividend Reinvestment and Stock Purchase Plan. The 25% match and grants are paid by the Company in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts.

        New directors are also entitled to a grant of $15,500, payable upon election of the director to the Board, and required to be invested in Company Common Stock. There were no new directors in fiscal 2010.

        The Company provides certain non-employee directors with retirement and change-in-control benefits pursuant to a Director Retirement Benefits Agreement, as amended. These retirement benefits apply to non-employee directors first elected to the Board on or before August 20, 2003, and will be payable to those directors upon retirement from the Board if at the time of retirement the director is age 72 (the Company's mandatory director retirement age) or has served on the Board at least 10 continuous years. The annual retirement benefit, paid in monthly installments, is equal to the annual cash retainer in effect at the time of the director's retirement and is paid for the life of the director. Should such a director die before receiving the benefit for 10 years, the retirement benefit would be paid to the director's designated beneficiary(s) for the remaining portion of the 10-year period. In the event of a Change in Control (as defined in this agreement), eligible directors are entitled to receive a lump sum cash amount equal to 150% of the net present value of the retirement benefits the director would have received had the director retired on the date immediately preceding the Change in Control, regardless of the number of years served. Five of the Company's directors are eligible for this retirement benefit. The Company also makes medical insurance available for directors first elected on or before August 20, 2003.

        The Company matches charitable giving by each director up to a maximum of $2,500 per year.

Director Compensation for 2010

        The following table shows compensation paid by the Company to non-management directors for the fiscal year ended October 31, 2010.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Jerry W. Amos	$84,000	$0	$0	$0	$35,842	$12,750	$132,592
E. James Burton	$87,000	$0	$0	$0	$0	$15,000	$102,000
Malcolm E. Everett III	$97,000	$0	$0	$0	$59,668	$15,500	$172,168
John W. Harris	$86,000	$0	$0	$0	$49,791	$12,750	$148,541
Aubrey B. Harwell, Jr.	$90,500	$0	$0	$0	$63,671	$13,875	$168,046
Frank B. Holding, Jr.	$92,500	$0	$0	$0	$0	$14,375	$106,875
Frankie T. Jones, Sr.	$84,000	$0	$0	$0	$0	$13,000	$97,000
Vicki McElreath	$95,000	$0	$0	$0	$0	$16,000	$111,000
Minor M. Shaw	$87,000	$0	$0	$0	$0	$13,000	$100,000
Muriel W. Sheubrooks	$89,500	$0	$0	$0	$55,601	$13,625	$158,726
David E. Shi	$82,500	$0	$0	$0	$0	$14,375	$96,875

(1)
Mr. Thomas E. Skains, Chairman of the Board, President and Chief Executive Officer of the Company, is not included in this table because he is an employee of the Company and thus receives no additional compensation for his service as a director. The compensation received by Mr. Skains is shown in the "Summary Compensation Table."

(2)
This amount includes retainers and meeting fees. All directors elected to invest these amounts in Company Common Stock through the Company's Dividend Reinvestment and Stock Purchase Plan. As a result, the Company provided a 25% match of these amounts, paid by the Company in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts. The match is included in the "All Other Compensation" column. This amount also includes the $35,000 annual grant that was paid by the Company in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts.

(3)
These amounts represent the increase in the actuarial present value of the director's accumulated benefit under the Director Retirement Benefits Agreement.

(4)
This column includes the 25% match described in footnote 2 to this table that was paid to directors in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts, in the following amounts:

Mr. Amos	$12,250
Dr. Burton	$13,000
Mr. Everett	$15,500
Mr. Harris	$12,750
Mr. Harwell	$13,875
Mr. Holding	$14,375
Dr. Jones	$12,250
Ms. McElreath	$15,000
Ms. Shaw	$13,000
Ms. Sheubrooks	$13,625
Dr. Shi	$11,875

  This column also includes charitable contributions by directors that were matched by the Company.

Director Stock Ownership Guidelines

        The Board strongly advocates director stock ownership as a means to better align director interests with those of shareholders. The Board has adopted director stock ownership guidelines that require all directors to own Common Stock with a market value of at least ten times their annual cash retainer within five years after their election as a director. All directors have exceeded this level.

Service on Other Boards of Directors of Publicly Held Companies

        The Company maintains a policy that non-management directors generally may not serve on more than three boards of directors of other publicly traded companies (in addition to that of the Company). If a director seeks to serve on more than three such boards, the director must obtain approval of the Directors and Corporate Governance Committee. Members of the Audit Committee generally must not serve on more than two publicly traded company audit committees simultaneously, including that of the Company. If a director seeks to serve on more than two publicly traded company audit committees, the director must obtain approval from the Directors and Corporate Governance Committee. If the Chief Executive Officer of the Company seeks to serve on the boards of more than two other publicly traded companies (in addition to the Board of the Company), the Chief Executive Officer must obtain approval from the Directors and Corporate Governance Committee. At its discretion, the Directors and Corporate Governance Committee may refer the request for approval of additional Board service to the full Board of Directors.

Resignation Policy

        The Board, in selecting its members, considers a number of factors, including the personal and professional background, experiences and geographic location of a prospective member at the time of his or her consideration for selection. The Board has adopted a policy that requires a director to offer his or her resignation in the event of any significant change in personal or professional circumstances that would reasonably cause a re-examination of the director's continued membership on the Board. Changes that might necessitate an offer of resignation may include such events as retirement or a change in principal job responsibilities, a permanent residence relocation to a community different than that at the time of election, or other significant situation. A director who experiences a significant change in personal or professional circumstances will not necessarily be removed from the Board, but the Board will have an opportunity to re-examine the director's continued Board membership under the significant changed circumstances. Following a recommendation by the Directors and Corporate Governance Committee to the Board as to whether an offer of resignation should be accepted or rejected, the Board (excluding the subject director) will vote to either accept or reject the letter of resignation, with the status of the director being decided by majority vote. In fiscal 2010, the Directors and Corporate Governance Committee and the full Board rejected offers of resignation from Dr. Jones, who started a new company, and Dr. Shi, who retired from his position as President of Furman University.

Nomination of Directors

        The Directors and Corporate Governance Committee has a process of identifying and evaluating potential nominees for election as members of the Board. This Committee and the Board each has a policy that potential nominees shall be evaluated the same way, regardless of whether the nominee is recommended by a shareholder, a Board member, or Company management. This Committee considers potential nominees from all these sources, develops information from many sources concerning the potential nominee, and evaluates the potential nominee as to the qualifications that the Committee and the Board have established. Specifically, the Committee assesses the Board's current strengths and needs by reviewing its profile, its director qualification standards described below and the Company's current and future needs. From this assessment, candidates are screened against the Board's director qualification standards described below and then, if appropriate, interviewed by the Chair of the Committee, the Independent Lead Director and the Chief Executive Officer. Based on input derived from candidate interviews and a reference check, the Committee determines whether the candidate should be recommended for Board membership and subsequent election to the Board. Factors considered in identifying candidates for Board membership include extensive experience in a senior executive role with a major business organization, preferably as either a Chief Executive Officer, President, or Chairman, and equivalent experience from other backgrounds such as academic, government, legal, accounting, audit or other recognized professions. Qualified candidates often will have had exposure to the numerous programs a corporation employs relative to creating shareholder value, while balancing the needs of all stakeholders. Candidates will normally be associated with organizations that do not have competitive lines of business or other conflicts of interest with the Company. Candidates for Board membership must possess the intelligence, integrity, strength of character and sense of timing required to provide the leadership and guidance to effectively govern and to recommend alternative solutions to challenges confronting the Company. The independence necessary to make an unbiased evaluation of management performance and effectively carry out responsibilities of oversight will be considered. Candidates must have an awareness of both the business and social environment within which the Company operates. They must have the commitment, sense of urgency and spirit of cooperation that will enable them to work with other Board members in directing the future profitable growth of the Company in an ethically responsible fashion. The composition, skills and needs of the Board change over time, and other factors will be considered in establishing the desirable profile of candidates for any specific opening on the Board. Although the Board has no formal diversity policy, the Board considers diversity of thought, experience, talent, background, and perspective, including that which exists with respect to gender, race, and national origin, in evaluating candidates for Board and Committee membership. The Board believes that diversity better enables its members to consider and evaluate issues affecting the Company from different perspectives and generates more effective thought leadership. It reviews diversity each quarter to ensure that the present Board and Committee composition best provides these benefits. In fiscal year 2010, the Company did not pay any compensation or other consideration to third parties in identifying or evaluating potential nominees for consideration for election as a member of the Board.

        The Committee will consider nominees recommended by shareholders upon submission in writing to the Corporate Secretary of the names of such nominees, together with their qualifications for service and evidence of their willingness to serve. Pursuant to the Company's By-Laws, no director shall be elected at an annual meeting of shareholders unless such person shall have been nominated to serve as director at least 60 days prior to such meeting.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        Sound corporate governance practices are an important part of the Company's foundation and tradition. The Company's Corporate Governance Guidelines address such matters as director and Board responsibilities and functions.

        The Company has also adopted a Code of Ethics and Business Conduct that applies to the Board of Directors, officers and all Company employees. The Company has also adopted Special Provisions Relating to the Company's Principal Executive Officer and Senior Financial Officers, which are found in the Company's Corporate Governance Guidelines, that apply to the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. In satisfaction of disclosure requirements of Item 5.05 of the Securities and Exchange Commission's Form 8-K, if the Company amends or grants a waiver, including an implicit waiver, from any provisions of the Code of Ethics and Business Conduct or Special Provisions that apply to the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relate to any element enumerated in Item 406(b) of Regulation S-K of the Securities and Exchange Commission, the Company will disclose the amendment or waiver on the "For Investors—Corporate Governance" section of the Company's website at www.piedmontng.com within four business days after the amendment or waiver.

        The Corporate Governance Guidelines and Code of Ethics and Business Conduct can be found on the Company's website (www.piedmontng.com) under the "For Investors—Corporate Governance" section. Information contained on the Company's website is not part of or incorporated by reference into this Proxy Statement.

AUDIT COMMITTEE REPORT

        The Audit Committee operates pursuant to a written charter that is available as part of the Corporate Governance Guidelines on the "For Investors—Corporate Governance" section of the Company's website at www.piedmontng.com.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the audit process, the financial information that will be provided to shareholders and others, and the systems of internal control over financial reporting that management has established. Deloitte & Touche LLP, the Audit Committee-appointed independent registered public accounting firm for the fiscal year ended October 31, 2010, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the effectiveness of the Company's internal control over financial reporting.

        The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended October 31, 2010, and Deloitte & Touche LLP's evaluation of the Company's internal control over financial reporting. The Audit Committee has discussed with Deloitte & Touche LLP the matters that are required to be communicated to those charged with governance by Statement on Auditing Standards No. 114, as amended (PCAOB Auditing Standard No. 1 (AU 380)). In addition, the Audit Committee has discussed various matters with Deloitte & Touche LLP related to the Company's consolidated financial statements, including critical accounting policies and practices used.

        The Audit Committee has also received and reviewed written disclosures and a letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company and the Company's management. In addition, the Audit Committee has received written material addressing Deloitte & Touche LLP's internal quality control procedures and other matters, as required by the New York Stock Exchange Listing Standards. The Audit Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company's financial reporting and seeks to limit non-audit fee spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on the audit of the financial statements and internal controls.

        Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2010 be included in the Company's 2010 Annual Report on Form 10-K. This report is provided by the following independent directors, who constitute the Committee.

Vicki McElreath, Chair
E. James Burton
Frank B. Holding, Jr.
Muriel W. Sheubrooks

December 15, 2010

 EXECUTIVE OFFICERS

        The executive officers of the Company and their business experience during the past five years are as follows:

        Thomas E. Skains—Age 54. Chairman of the Board, President and Chief Executive Officer. Mr. Skains became Chairman of the Board in December 2003 and has been President since February 2002 and Chief Executive Officer since February 2003.

        David J. Dzuricky—Age 59. Senior Vice President and Chief Financial Officer. Mr. Dzuricky was appointed to this position in 1995.

        Kevin M. O'Hara—Age 52. Senior Vice President—Corporate and Community Affairs. Mr. O'Hara was appointed to this position in April 2006. Prior to his appointment, Mr. O'Hara was Vice President—Business Development and Ventures since February 2003.

        Franklin H. Yoho—Age 51. Senior Vice President—Commercial Operations. Mr. Yoho was appointed to this position in March 2002.

        Michael H. Yount—Age 55. Senior Vice President—Utility Operations. Mr. Yount was appointed to this position in April 2006. Prior to his appointment, Mr. Yount was a Vice President and Consultant for Senn-Delaney Leadership Consulting Group. He has an extensive natural gas industry background with Williams/Transco (formerly Transcontinental Gas Pipe Line Corporation), where he held several management positions from 1986 to 1996.

        Karl W. Newlin—Age 42. Senior Vice President Corporate Planning & Business Development. Mr. Newlin was appointed to this position effective May 2010. Prior to his appointment, Mr. Newlin was Managing Director, Investment Banking with Merrill Lynch & Co. in New York and Los Angeles since 2007, and Director prior to that. Mr. Newlin joined Merrill Lynch in 1998 and during his tenure advised energy and utility companies in corporate financing and strategic business transactions.

        Jane R. Lewis-Raymond—Age 44. Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary. Ms. Lewis-Raymond was appointed to this position in April 2006. Prior to her appointment, Ms. Lewis-Raymond was Vice President—Regulatory Affairs for the American Gas Association, Washington, D.C. since February 2005. Prior to that, she served as Managing Director and Senior Counsel, Regulatory Affairs at the American Gas Association.

        Bradly Merlie—Age 51. Vice President—Information Services. Mr. Merlie was appointed to this position in July 2010. Prior to his appointment, Mr. Merlie was Managing Director—Engineering and Operations Services from July 2008, Managing Director—Operations Systems from November 2007 and Director—LNG Services from July 2007. Before he joined Piedmont in July 2007, Mr. Merlie was with Williams International, based in Caracas, Venezuela, serving as the Regional Director of Operations since August 2006, and Plant Superintendent since March 2005.

        Robert O. Pritchard—Age 58. Vice President—Treasurer and Chief Risk Officer. Mr. Pritchard was appointed to this position in July 2006. Prior to his appointment, Mr. Pritchard served as Treasurer since February 2003.

        Jose M. Simon—Age 58. Vice President and Controller. Mr. Simon was appointed to this position in July 2006. Prior to his appointment, Mr. Simon was Director of Public Affairs for Virginia Natural Gas, Norfolk, Virginia, since July 2003. Mr. Simon had previously served as Controller for Virginia Natural Gas, a subsidiary of Consolidated Natural Gas from 1992 to 1996.

        Kenneth T. Valentine—Age 53. Vice President—Business Development and Carbon Management Strategies. Mr. Valentine was appointed to this position in November 2009. Prior to his appointment, Mr. Valentine was Managing Director—Planning and Project Management since July

2006, prior to which he was Director—Gas Supply Planning and Transportation Services from March 2003.

        Ranelle Q. Warfield—Age 54. Vice President—Customer Service. Ms. Warfield was appointed to this position in November 2009. Prior to this appointment, Ms. Warfield was Vice President—Sales and Marketing since August 2004.

        William C. Williams—Age 46. Vice President—Sales and Delivery Services. Mr. Williams was appointed to this position in November 2009. Prior to his appointment, Mr. Williams was Managing Director—Transportation and Major Account Service from June 2006. Prior to that, he served as General Manager—Supply and Sales for Public Service Company of North Carolina, Inc., a natural gas distribution company, since 2003.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth each person or entity known by management to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of December 17, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
State Street Corporation One Lincoln Street Boston, Massachusetts 02111	4,648,357	6.4%

(1)
Ownership as of September 30, 2010, based on Form 13F-HR filed November 15, 2010, by State Street Corporation and its affiliates State Street Bank and Trust Company, SSgA Funds Management, Inc., State Street Global Advisors LTD and State Street Global Advisors, Australia, which indicated shared investment discretion (among these investment managers) for all shares, and sole voting authority for all shares.

(2)
Based on 72,143,291 shares outstanding on September 30, 2010.

        The following table sets forth the number of shares of Common Stock that were beneficially owned as of December 17, 2010 by each director, each executive officer listed in the "Summary Compensation Table," and by all directors and executive officers as a group. These amounts include amounts held under the Company's employee benefit plans.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Jerry W. Amos	159,433	(2)		(14)
E. James Burton	16,171	(3)		(14)
Malcolm E. Everett III	35,579	(4)		(14)
John W. Harris	76,671			(14)
Aubrey B. Harwell, Jr.	64,784	(5)		(14)
Frank B. Holding, Jr.	41,448			(14)
Frankie T. Jones, Sr.	13,333			(14)
Vicki McElreath	22,171	(3)		(14)
Minor M. Shaw	27,680	(6)		(14)
Muriel W. Sheubrooks	60,215	(7)		(14)
David E. Shi	25,696	(8)		(14)
Thomas E. Skains	223,333	(9)		(14)
David J. Dzuricky	70,933	(10)		(14)
Kevin M. O'Hara	61,479	(11)		(14)
Franklin H. Yoho	58,842	(12)		(14)
Michael H. Yount	27,348	(13)		(14)
Directors and Executive Officers as a Group (25)	1,111,287	(5)(6)		(14)

(1)
Unless otherwise indicated, each person listed has sole voting and investment power.

(2)
Includes 1,909 shares held by Mr. Amos' spouse over which she has sole voting and investment power, and 304 shares held by his grandson, for whom Mr. Amos is custodian of the shares.

(3)
Owner shares voting and investment power for all shares with his or her spouse.

(4)
Includes 400 shares held by Mr. Everett's spouse over which she has sole voting and investment power.

(5)
Includes 1,150 shares held by Mr. Harwell's spouse over which she has sole voting and investment power, and of which Mr. Harwell disclaims beneficial ownership. Also includes 750 shares held in an IRA and 13,241 shares held by a profit-sharing plan for which Mr. Harwell has shared voting and investment power.

(6)
Includes 2,000 shares held by Ms. Shaw's spouse over which he has sole voting and investment power, and of which Ms. Shaw disclaims beneficial ownership.

(7)
Includes 7,000 shares held by a trust of which Ms. Sheubrooks is trustee, 2,384 shares held in a SEP-IRA, and 1,591 shares held by Ms. Sheubrooks' spouse over which he has sole investment and voting power.

(8)
Includes 660 shares held in an IRA.

(9)
Includes 124,785 shares for which Mr. Skains has shared voting and investment power with his spouse, 2,589 shares held in a 401(k) account, 38,456 shares (shares at grant plus reinvested accrued dividends) that remain unvested under a restricted stock award and 33,035 shares that remain unvested under a time-vested stock unit award granted December 17, 2010.

(10)
Includes 29,545 shares held by Mr. Dzuricky's spouse over which she has sole voting and investment power, 9 shares for which Mr. Dzuricky has shared voting and investment power with his spouse, 20,000 shares held in an IRA, 2,996 shares held in trust for his children of which Mr. Dzuricky is trustee and 10,518 shares that remain unvested under a time-vested stock unit award granted December 17, 2010.

(11)
Includes 7,282 shares for which Mr. O'Hara has shared voting and investment power with his spouse, 289 shares held by his dependent child, 2,010 shares held in a 401(k) account and 8,538 shares that remain unvested under a time-vested stock unit award granted December 17, 2010.

(12)
Includes 45,942 shares for which Mr. Yoho has shared voting and investment power with his spouse, including 1,000 shares held in an IRA, 1,765 shares held in a 401(k) account and 9,950 shares that remain unvested under a time-vested stock unit award granted December 17, 2010.

(13)
Includes 8,586 shares that remain unvested under a time-vested stock unit award granted December 17, 2010.

(14)
Each director and executive officer individually owned less than 1% of the outstanding Common Stock as of December 17, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Fiscal Year 2010 Compensation Summary

        This Compensation Discussion and Analysis provides our shareholders an in-depth description and analysis of the Company's executive compensation program and the compensation earned by the Company's most senior executives (referred to as "named executive officers" in this section) under the program. The program is approved by the Compensation Committee of the Board of Directors, based on advice of an independent compensation consultant directly retained by the Compensation Committee. The program's philosophy is to pay base pay at the median of the competitive market place, place a significant amount of an executive's total compensation at risk as the executive assumes greater responsibility, and pay total direct compensation (base salary plus short- and long-term incentive compensation) at or near the 75th percentile of the competitive marketplace for exceptional performance results. Perquisites to named executive officers are limited.

Other elements of compensation, such as retirement benefits, comprise a small percentage of the named executive officers' total compensation. Details regarding all elements of the executive compensation program are included in this section.

        As you review this section, you will see that our executives receive a market level base salary that is not at-risk or performance-based and have the opportunity to earn additional compensation that is based on the Company's performance or the market value of the Company's Common Stock. Mr. Skains' base salary represents 24% of his target and earned total direct compensation. The remaining 76% of his target and earned total direct compensation is either at risk because it is based on the Company's performance measured against targets set by the Compensation Committee or it varies based on the Company's performance as it affects the market price of the Company's Common Stock and the amount of dividends paid. Almost 60% of the target and earned total direct compensation of the other named executive officers is at-risk, performance-based compensation. Two-thirds or more of the at-risk, performance-based compensation of all the executive officers is based on the Company's performance over a period of three years.

        There are two short-term annual cash incentive plans under the executive compensation program—the Short-Term Incentive Plan (STIP) and the Mission, Values, Performance (MVP) Plan. STIP awards are based on the achievement of an annual earnings per share target. For fiscal year 2010, the earnings per share target was achieved, and as a result, the Company's named executive officers earned STIP awards equal to 100% of target level awards. MVP Plan awards are based on the Company's earnings per share and non-financial performance measures that are important to the Company's business mission and values. For fiscal year 2010, target performance for all but one of the measures was achieved, resulting in average awards to named executive officers under the MVP Plan at 92% of the target level.

        Long-term performance-based compensation under the executive compensation program is comprised of performance unit awards under the Company's Long-Term Incentive Plan (LTIP). The number of performance units earned is based on the compounded annual increase in the Company's earnings per share (weighted 50%) and the Company's percentile ranking for total shareholder return relative to a peer group of natural gas distribution companies (weighted 50%) over a three-year performance period. Each performance unit that is earned is paid in a share of the Company's common stock. For the performance period ending October 31, 2010, actual results exceeded target, resulting in a payout to named executive officers of 115% of their target LTIP performance unit award.

        In addition to his LTIP awards, Mr. Skains received a restricted stock award in 2006 that becomes vested over a 5 year period. Thirty percent of the restricted stock award vested on September 1, 2010. The value of the restricted stock award realized by Mr. Skains is based on the Company's stock price at each vesting date and the dividends paid by the Company during the 5 year vesting period.

        The pie charts below show the mix of the target total direct compensation opportunities in fiscal year 2010 for Mr. Skains and for the named executive officers other than Mr. Skains averaged together, expressed as a percentage of target total direct compensation.

Mr. Skains Fiscal Year 2010 Target Compensation Mix	Other NEOs Fiscal Year 2010 Average Target Compensation Mix

(1)	At-risk and performance-based compensation consists of MVP, STIP and LTIP.	At-risk and performance-based compensation consists of MVP, STIP, and LTIP.
(2)	Restricted Stock Award value is based on the Company's performance as it affects the market price of Company's Common Stock and amount of dividends paid.

        The pie charts below show the mix of direct compensation elements actually earned for fiscal year 2010 to Mr. Skains and to the named executive officers other than Mr. Skains averaged together, expressed as a percentage of earned total direct compensation.

Mr. Skains Fiscal Year 2010 Earned Compensation Mix	Other NEOs Fiscal Year 2010 Average Earned Compensation Mix

(1)	At-risk and performance-based compensation consists of MVP, STIP and LTIP.	At-risk and performance-based compensation consists of MVP, STIP, and LTIP.
(2)	Restricted Stock Award value is based on the Company's performance as it affects the market price of Company's Common Stock and amount of dividends paid.

        The Compensation Committee believes the elements of the executive compensation program as described above operated as intended in 2010 by continuing to support a strong link between pay and performance for fiscal year 2010 and align the interests of the Company's executives and shareholders.

  Executive Compensation Objectives and Principles

        The compensation programs for the Company's named executive officers (who are those individuals named in the "Summary Compensation Table" that follows this Compensation Discussion and Analysis) are designed to support the Company's objectives of attracting, motivating and retaining a high-quality executive team that will enable the Company to accomplish its overall business mission and objectives. These programs are based on the following Board-approved executive compensation principles:

  •
  Pay base salary at the median of the competitive marketplace;

  •
  Provide short- and long-term incentive awards that are designed to motivate the named executive officers to achieve superior Company performance while placing an increasing amount of total compensation at risk as the executives assume greater responsibility in the Company; and

  •
  Pay total direct compensation (base salary plus short-and long-term incentive compensation) at or near the 75th percentile of the competitive marketplace for exceptional performance results.

        The compensation earned by the Company's named executive officers is intended to reflect each executive's experience and expertise, functional responsibilities and individual performance as well as the performance of the Company. Consistent with the Company's high performance culture, the executives' at-risk, performance-based compensation increases as their responsibility and ability to impact Company results increases. The long-term incentive compensation opportunities, as a percentage of base salary, are greater than the short-term incentive compensation opportunities, in order to encourage longer-term, strategic action by the executives.

        While base salary is designed to be on par with the median (50th percentile) of the Company's Market Benchmark (as defined below), the Company's compensation programs encourage superior short-and long-term results by offering performance-based incentives which, if earned at the maximum ("stretch") performance targets, are intended to place total direct compensation at the 75th percentile of the Market Benchmark. A secondary objective of the compensation programs, achieved through equity grants and stock ownership guidelines, is to promote stock ownership by the named executive officers to further align their interests with those of the Company's shareholders.

  Compensation Consultant

        The Compensation Committee of the Company's Board of Directors administers all of the Company's executive compensation programs. The Compensation Committee engaged Hay Group as its independent compensation consultant for fiscal year 2010 for advice on all executive compensation matters. Each year, the Compensation Committee reviews the performance and level of service provided by Hay Group, as well as related fees. In fiscal year 2010, Hay Group also provided general compensation consulting services to the Company related to compensation survey data and job evaluation services.

  Market Benchmarking

        The Compensation Committee uses data from two sources as reference points to ensure that the Company's compensation programs for its named executive officers offer competitive total compensation opportunities and reflect best practices in compensation plan design. These two sources are a benchmark peer group of publicly traded companies engaged in the natural gas distribution business (the "Peer Group") and compensation survey data from a broad cross-section of industrial companies in the United States.

        The companies comprising the Peer Group are:

  •
  AGL Resources Inc.

  •
  Atmos Energy Corporation

  •
  The Laclede Group, Inc.(1)

  •
  New Jersey Resources Corporation

  •
  Nicor Inc.

  •
  NiSource Inc.

  •
  Northwest Natural Gas Company

  •
  South Jersey Industries, Inc.(1)

  •
  Southwest Gas Corporation

  •
  Vectren Corporation

  •
  WGL Holdings, Inc.

(1)
The Compensation Committee added The Laclede Group, Inc. and South Jersey Industries, Inc. to the Peer Group effective November 1, 2008. Because the performance period for the Company's 2010 Long-Term Incentive Plan (LTIP) Award began prior to that time, these companies were not included in the Peer Group under that award. The Company's Long-Term Incentive Plan is described in the section below entitled "Elements of Compensation—Long-Term Incentives."

        The Peer Group companies were selected based on their focus on natural gas distribution in multi-state territories and similar annual revenues and market capitalization to Piedmont. It is intended that Peer Group companies meet a majority of these criteria for inclusion. The Compensation Committee reviews and selects Peer Group companies on an annual basis.

        The Compensation Committee also uses as a reference point information provided by Hay Group on annual base salary levels and trends in the broader U.S. general industrial market. The U.S. industrial market data is compiled from Hay Group's Industrial Executive Compensation Report, an annual executive compensation survey with data on more than 100 executive level positions from almost 300 organizations. The Committee uses the Report data to ensure that the Company's executive compensation programs are competitive with industrial companies that are not in the natural gas distribution business. The identities of the companies included in the Report are not known or considered by the Compensation Committee. The U.S. industrial market data from the Report, together with the Peer Group data, is referred to as the "Market Benchmark."

  Compensation Setting Process

        The Compensation Committee evaluates and sets compensation for the named executive officers annually, based on the Market Benchmark as well as input from the Company's CEO on the named executive officers, excluding himself. Under the executive compensation principles approved by the Board, base salaries are targeted at the median (50th percentile) of the Market Benchmark. Incentive or "at-risk" compensation is intended to be the compensation component that will motivate the executive team to achieve superior results and, when accomplished, reward them accordingly. Total direct compensation levels (base salary plus short- and long-term incentive compensation) are established (with aggressively set targets) at or near the 75th percentile of the competitive marketplace when stretch performance targets are achieved. The Compensation Committee uses the Market Benchmark to establish the 50th and 75th percentiles.

        The Company's CEO develops pay recommendations for the named executive officers, excluding himself, based on:

  •
  The Market Benchmark;

  •
  Each executive's individual performance, experience and expertise, and functional responsibilities; and

  •
  Company performance, both financial and non-financial.

        The CEO is assisted in the development of the pay recommendations by the Company's Human Resources department. The Compensation Committee reviews the pay recommendations with the advice of Hay Group concerning the competitiveness of the compensation based on the Market Benchmark and alignment with the Company's executive compensation philosophy. The Compensation Committee then sets the base salary and incentive opportunities for the named executive officers (other than the CEO) based on its review of the pay recommendations and for the Company's CEO using a similar informational analysis.

  Elements of Compensation

  Base Salary

        The Company provides its employees with base salaries to compensate them for services rendered during the year. The Company's compensation philosophy requires that the base salary levels for the named executive officers reflect each executive's functional responsibilities, experience and expertise, and individual performance.

        To determine the appropriate base salary levels necessary to attract and retain top quality executives, the Compensation Committee reviews in December of each year the base salary information from the U.S. industrial market, as described above, and proxy compensation data for companies in the Peer Group, which is presented and explained by Hay Group. The base salary information is used to create salary ranges and recommended base salaries targeted at the median (50th percentile) of the competitive Market Benchmark. The Compensation Committee then reviews named executive officer base salaries against this market information, based on the executive's functional responsibilities.

        Named executive officer base salary increases also reflect the performance, experience and expertise of the individual executive. The Compensation Committee's evaluation of individual performance is primarily based on each executive's demonstration of values and leadership competencies and the attainment of key performance objectives by the areas for which the executive has responsibility. Values (integrity, respect, excellence, stewardship and health) and leadership competencies (such as decision making, strategic thinking and teamwork) are subjective measures of how each executive performs his or her work in accordance with the Company's core values. Key performance objectives are related to the Company's strategic and operating goals. Key performance objectives for fiscal year 2010 were specific corporate initiatives in the executive's areas of responsibility, such as performance of non-utility investments, implementation of carbon-related strategies and services, development of leadership training programs, completion of union contract negotiations, implementation of regulatory strategies, process and technology improvements, and a fiscal year 2011 Earnings Per Share (EPS) challenge. Individual performance in the values and leadership competencies components (weighted at 45%), and performance objectives components (weighted at 55%) determined the executive's score on his or her annual performance plan. This score was then compared to the average annual performance plan score for all employees, and the target base salary merit increase percentage (2.75% for 2011 compensation) was adjusted to reflect the executive's score relative to the Company average. This amount was further adjusted by an amount, if any, determined by the Compensation Committee that targeted a resulting salary level in the range of the median (50th percentile) of the competitive marketplace based on the Market Benchmark, taking into account that executive's experience and expertise as well as the operating performance and financial condition of the Company.

        The factors the Compensation Committee used to determine the base salaries in effect for fiscal year 2010 were included in the Compensation Discussion & Analysis contained in the proxy statement for the 2010 annual meeting of shareholders.

  Annual Incentives

        The Company's annual Mission, Values, Performance ("MVP") cash incentive plan is a Company-wide plan covering all regular employees. For fiscal year 2010, as in all years since the MVP plan was first implemented, the named executive officers had a target MVP incentive opportunity equal to 6% of base salary.

        The MVP plan is designed to establish financial, operational, customer satisfaction, and community impact goals and reward achievement of those goals. The "Company MVP plan" is the basis for 90% of the MVP plan awards, and the employee's demonstration of the Company's values and leadership competencies (as described above), relative to the average values and leadership competencies score for all employees, is the basis for the remaining 10%. The Company MVP plan consists of Company basic earnings per share ("EPS"; as used in this Proxy Statement, EPS refers to basic, or undiluted, EPS) performance (40%) and specified non-financial performance measures (60%). These non-financial performance measures, which are the same for each employee, are identified by management and the Compensation Committee as important to the Company's business mission and values. For fiscal year 2010 these measures were customer loyalty, employee safety, and community involvement. The Company MVP plan has threshold, target and stretch performance measures.

        The customer loyalty measure comprised 30% of the Company MVP plan and gauged overall customer loyalty, based on customer responses to survey questions. The customer loyalty score was determined by using a weighted average scoring method. The employee safety measure comprised 20% of the Company MVP plan and tracked the number of injuries requiring treatment beyond first aid (10%), as well as the number of Company vehicle accidents (10%). The injuries were measured by a rate equal to the number of such injuries multiplied by 200,000 (which approximates the number of employee-hours per 100 employees), divided by the total number of work hours for all Company employees. The vehicle accidents were measured by tracking the number of preventable Company vehicle accidents. The community involvement measure comprised 10% of the Company MVP plan and gauged the Company's reputation and community involvement, based on customer responses to survey questions. The community involvement score was determined by using a weighted average scoring method.

        MVP awards are triggered based on the achievement of a predetermined annual Company EPS target to ensure the MVP incentive is funded with profit levels consistent with the Company's earnings objectives for shareholders. If EPS performance is less than 95% of target, there would be no cash distribution of the MVP awards. If EPS performance is at 95% of target, payout would be at 50% of the target incentive opportunity. If EPS is at 100% of target, payout would be 100% of the target incentive opportunity. If EPS is at 105% or greater than target, payout would be 150% of the target incentive opportunity. Payouts for EPS performance levels between 95% and 105% of target are determined by linear interpolation. As long as the overall Company MVP plan score is equal to or greater than target, the MVP payout is based solely on EPS performance. If the overall Company MVP plan score is less than target, the payouts are reduced proportionately.

        The threshold, target and stretch levels for EPS and non-financial measures in the Company MVP plan were approved by the Compensation Committee of the Board of Directors at the beginning of fiscal 2010. Actual results for each measure were determined at year end and were compared to the threshold, target, or stretch levels. Results falling between pre-determined threshold, target, or stretch levels were calculated by linear interpolation. Each score was weighted and a final overall weighted Company MVP plan score was calculated. Management presented fiscal year end Company MVP plan results to the Compensation Committee. The Compensation Committee approved the award based on actual results on the objective measures and exercised no discretion. Based on EPS results and performance under the Company MVP plan, the overall MVP payout was 92% of the target level.

        The following table shows the threshold, target and stretch levels for each measure in the Company MVP plan and the actual fiscal 2010 results for each measure:

Goals	Threshold (Score=1)	Target (Score=2)	Stretch (Score=3)	Weight	Actual Performance	Year-End Score	Weighted Score
EPS	$1.86	$1.96	$2.06	40%	$1.96	2.0	0.8
Customer Loyalty	NA	Customer Loyalty Score of 8.14	Customer Loyalty Score of 8.31	30%	8.27	2.8	0.84
Employee Safety* (2 components)	3.7 injury rate	3.2 injury rate	2.7 injury rate	10%	3.83	0	0
*with no fatalities	43 Vehicle Accident Score	38 Vehicle Accident Score	33 Vehicle Accident Score	10%	51 Chargeable Vehicle Accidents	0	0
Community Involvement	NA	Reputation Score of 8.88 and Community Involvement Score of 5.90	Reputation Score of 8.88 and Community Involvement Score of 6.19	10%	Reputation Score of 8.88 and Community Involvement Score of 5.90	2.0	0.2

				Fiscal 2010 Company MVP plan Score:			1.84

EPS of 100% of target and Company MVP plan score less than 2 results in overall MVP plan payout at 92% of target level

        The Company's annual Short-Term Incentive Plan ("STIP") is a cash incentive opportunity provided under the shareholder-approved Incentive Compensation Plan to the named executive officers and other key employees. The STIP is designed to reward short-term (annual) financial performance. The Compensation Committee reviews and approves STIP incentive opportunities for the named executive officers each year, taking into account each executive's responsibilities, competitive pay practices and overall Company financial performance. STIP incentive compensation opportunities are expressed as a percentage of base salary. Target opportunities under the STIP for the 2010 fiscal year for the named executive officers are summarized in the following table.

Named Executive Officer Fiscal Year 2010 STIP Target Opportunities

Position (Executive)	Target Opportunity as Percentage of Base Salary
Chief Executive Officer (Mr. Skains)	60%
Senior Vice President and Chief Financial Officer (Mr. Dzuricky)	50%
Senior Vice President—Commercial Operations (Mr. Yoho)	50%
Senior Vice President—Utility Operations (Mr. Yount)	40%
Senior Vice President—Corporate and Community Affairs (Mr. O'Hara)	40%

        These target percentages, combined with the 6% MVP plan target opportunity, align with median market practices for annual incentive compensation opportunities based on the Market Benchmark.

        STIP awards are made based on the achievement of a predetermined annual Company EPS target to ensure the STIP is funded with profit levels consistent with the Company's earnings objectives for shareholders. If EPS performance is less than 95% of target, there would be no cash distribution. If EPS performance is at 95% of target, there would be a 50% distribution. If EPS is at 100% of target, there would be a 100% distribution. If EPS is at 105% or greater than target, there would be a 150% distribution. STIP awards for EPS performance levels between 95% and 105% of target are determined by linear interpolation.

        The EPS target under the STIP is approved by the Compensation Committee and the Board of Directors. The EPS target for fiscal year 2010 was $1.96. For fiscal year 2010, EPS performance was $1.96. This performance resulted in incentive payouts equal to 100% of target levels.

  Long-Term Incentives

        To support the Company's pursuit of long-term creation of shareholder value, as well as the motivation and retention of a high-quality executive team, the Company makes Long-Term Incentive Plan ("LTIP") awards under the shareholder-approved Incentive Compensation Plan to named executive officers and other key employees. Combined with the STIP and MVP incentive opportunities, the Company's LTIP emphasizes "pay at risk" for the Company's named executive officers in a manner consistent with the Company's high performance culture.

        The LTIP is designed to reward long-term Company performance against objective financial goals as well as relative total shareholder return performance (stock price appreciation plus dividend payments) against the Company's Peer Group. Under the LTIP, the Compensation Committee awards units to the named executive officers under a formula that considers position, base salary and stock price/performance share valuation at the time of award, and the number of months of participation. The formula includes a discount for risk of forfeiture over the performance period. Grant sizes are also reviewed in light of the Market Benchmark for each executive's position to ensure that grant sizes are competitive. Each unit awarded is equivalent in value to one share of the Company's Common Stock. Target opportunities for fiscal year 2010 LTIP grants for the named executive officers are summarized in the following table.

Named Executive Officer Fiscal Year 2010 LTIP Grant Target Opportunities

Position (Executive)	Target Opportunity as Percentage of Base Salary
Chief Executive Officer (Mr. Skains)	100%
Senior Vice President and Chief Financial Officer (Mr. Dzuricky)	60%
Senior Vice President—Commercial Operations (Mr. Yoho)	60%
Senior Vice President—Utility Operations (Mr. Yount)	60%
Senior Vice President—Corporate and Community Affairs (Mr. O'Hara)	60%

        LTIP awards are paid out based on the levels of financial and relative Peer Group performance achieved by the Company during each three year LTIP performance period. Two measures are used to determine performance, both of which are predicated on creating long-term value for the Company's shareholders. One of the measures reflects absolute financial performance by the Company and the other measure is relative performance:

  •
  A stated compounded annual increase in Company EPS determines 50% of the LTIP award payout; and

  •
  The Company's percentile ranking for total shareholder return (including both stock price appreciation and dividend payment) performance in comparison to the Peer Group determines the remaining 50% of the payout.

        The measures recognize two very important factors for investors—long-term EPS growth and total shareholder return performance against other companies in the natural gas utility sector. This design is consistent with the Company's philosophy of providing named executive officers the opportunity to earn above-median compensation through incentive compensation that is delivered for creating significant shareholder value by recognizing both EPS growth and relative total shareholder return performance.

        For the EPS portion, threshold, target and stretch levels are established. An EPS performance of 80% of target (threshold) results in an 80% payout of the portion of the payout based on EPS; an EPS performance of 100% of target (target) results in a 100% payout of this portion; and an EPS performance of 120% of target (stretch) results in a maximum 120% payout of this portion. LTIP payouts for EPS performance between these levels are determined by linear interpolation. EPS performance below 80% of target results in no payout of this portion of the LTIP award.

        The following table summarizes the pay-for-performance relationship for the total shareholder return portion of the LTIP.

Total Shareholder Return Performance Measurement for LTIP

Company Performance Ranking in Comparison to Peer Group Performance	Payout Percentage for Portion of LTIP Award Based on Total Shareholder Return Performance
At or above 90th percentile	120%
75th to 89th percentile	110%
50th to 74th percentile	100%
40th to 49th percentile	90%
25th to 39th percentile	80%
Below 25th percentile	No payout

        At October 31, 2010, the named executive officers had the 2010, 2011 and 2012 LTIP awards outstanding, which cover the three-year performance periods ending October 31, 2010, October 31, 2011, and October 31, 2012, respectively. The 2010 LTIP (for the performance period ended October 31, 2010) generated a total incentive payout equal to 115% of the named executive officers' target opportunity. This payout level was the result of a 120% payout for the EPS portion due to the Company's three year compounded annual EPS growth being 11.6%, compared to a 4% target performance level, and a 110% payout for the total shareholder return portion due to the Company's 89th percentile total shareholder return ranking against the Peer Group.

        The following table summarizes actual results against performance measures for the 2010 LTIP award, and performance measures for the 2011 and 2012 LTIP awards.

		Compounded Annual EPS Increase				Target Total Shareholder Return Ranking
	Performance Period— 3-year period ending				Actual Compounded Annual EPS Increase				Actual Total Shareholder Return Ranking
Award		Threshold	Target	Stretch		Threshold	Target	Stretch
2010	October 31, 2010	3.2%	4%	4.8%	11.6%	25th	50th to 74th	90th	89th
		($1.55)	($1.59)	($1.62)	($1.96)	percentile	percentile	percentile	percentile

2011	October 31, 2011	3.2%	4%	4.8%	Performance period	25th	50th to 74th	90th	Performance period
		($1.65)	($1.69)	($1.73)	not yet completed	percentile	percentile	percentile	not yet completed

2012	October 31, 2012	3.2%	4%	4.8%	Performance period	25th	50th to 74th	90th	Performance period
		($1.85)	($1.89)	($1.93)	not yet completed	percentile	percentile	percentile	not yet completed

        The Compensation Committee annually reviews the EPS growth target for new LTIP awards. The EPS target for the 2010, 2011 and 2012 LTIP Awards was set at 4%. The Company and its Board of Directors believe this long-term EPS growth rate, combined with share appreciation and dividend yield, will offer its shareholders a market competitive return on their investment.

        All outstanding LTIP incentive opportunities, as well as proposed new grants, are reviewed each year by the Compensation Committee to ensure the targeted Company performance levels and total compensation mix for named executive officers are consistent with the Company's executive compensation philosophy. The Company does not have any program, plan or practice to time "off-cycle" awards in coordination with the release of material non-public information.

  Restricted Stock

        Effective September 1, 2006, the Board of Directors approved a time-vested restricted stock grant of 65,000 shares of the Company's Common Stock to Mr. Skains. This restricted stock was granted under the shareholder- approved Incentive Compensation Plan. The grant was intended to support the Company's executive retention strategy as it applies to Mr. Skains' CEO role and to further align Mr. Skains' interests with those of the Company's shareholders. The targeted after-tax value of the restricted stock grant equaled two times Mr. Skains' base salary at the time of $610,000.

        The grant vests over five years. The first 20% vested on September 1, 2009, and another 30% vested on September 1, 2010. The remaining 50% will vest on September 1, 2011, provided that Mr. Skains remains employed by the Company through that date. The Committee believes that this vesting schedule is consistent with the grant's purpose of supporting the Company's executive retention strategy, as well as aligned with the Company's focus on long-term shareholder value creation.

        During the vesting period, any dividends paid on unvested shares are accrued (at the Company's closing stock price on the date of dividend payment), are converted into additional shares and vest according to the vesting schedule described above. No other restricted shares have been granted to Mr. Skains or any other named executive officer.

        On September 1, 2010, the second vesting date under the restricted stock grant, Mr. Skains received 22,857 shares of vested common stock. After withholding of shares to satisfy Mr. Skains' tax liability on the vested shares, Mr. Skains received 12,754 shares of common stock having a value of $356,219.

  Summary of Compensation Elements

        The pie charts below show the mix of the target total direct compensation opportunities in fiscal year 2010 for Mr. Skains and for the other named executive officers averaged together, but excluding Mr. Skains. The actual compensation realized from the target incentive opportunities is determined by Company performance over a one year period (in the case of MVP and STIP) or a three year performance period (in the case of LTIP). The fiscal year 2010 target payout levels are expressed as a percentage of target total direct compensation.

Mr. Skains Fiscal Year 2010 Target Compensation Mix	Average Other NEOs Fiscal Year 2010 Target Compensation Mix

        The pie charts below show the mix of compensation elements actually paid for fiscal year 2010 to Mr. Skains and to the other named executive officers averaged together, but excluding Mr. Skains. The fiscal year 2010 actual payouts are expressed as a percentage of actual total direct compensation.

Mr. Skains Fiscal Year 2010 Actual Compensation Mix	Average Other NEOs Fiscal Year 2010 Actual Compensation Mix

  Retirement Benefits

        The Company provides all regular employees the opportunity to participate in a 401(k) plan. In order to encourage employees to save for their retirement, the 401(k) plan contains an automatic enrollment feature. The Company matches employee contributions at 100%, up to 5% of the employee's pay. The named executive officers participate in the 401(k) plan on the same terms as other eligible employees.

        The Company maintains a defined benefit plan (the "Retirement Plan") for employees hired before January 1, 2008. Employees accrue benefits under the Retirement Plan for up to 35 years of service. The benefit accrual rate for pre-2008 service is greater during the first 20 years of service than it is for the next 15. For service after December 31, 2007, the benefit accrual rate is the same for each year of service up to 35. The Company also maintains a defined contribution plan for employees hired on or after January 1, 2008, instead of the Retirement Plan. Since all the named executive officers were hired before 2008, the defined contribution plan does not apply to them. Effective January 1, 2008, the 401(k) and retirement plans described above applied to all North Carolina and South Carolina employees, as well as non-union employees in Tennessee. Effective January 1, 2009, the plans described above applied to Tennessee employees covered under a collective bargaining agreement.

        The Company also maintains a Defined Contribution Restoration Plan (the "DC Restoration Plan") and a Voluntary Deferral Plan.

        All officers of the Company (including the Company's named executive officers) are eligible to participate in the DC Restoration Plan. The DC Restoration Plan provides supplemental retirement benefits to covered officers, including named executive officers, whose benefits under the qualified retirement plans are adversely affected by the Internal Revenue Code limitations that apply to the qualified retirement plans. The plan's objective is to bring the targeted retirement income for the covered officers to the same percentage non-affected employees would receive under the qualified retirement plans. The Company credits each participant's DC Restoration Plan account with an amount equal to 13% of the participant's total annual compensation (base salary and annual cash incentive compensation) that exceeds the Internal Revenue Code compensation limitation that applies to the Company's qualified retirement plans. (The limitation was $245,000 for 2010. It is adjusted periodically by the Internal Revenue Service.) A participant's DC Restoration Plan account is deemed to be invested in accordance with the participant's election in investment options that are similar to most of the options available under the Company's 401(k) plan. A participating named executive officer's DC Restoration Plan account becomes vested after the participant completes five years of service. The vested amount credited to a participant's DC Restoration Plan account will be distributed to the participant upon separation from service.

        The Voluntary Deferral Plan allows the named executive officers and other key employees to save additional amounts for retirement or other long-term financial goals by electing to defer a portion of their base salary and annual cash incentive compensation. No Company contributions are made to the Voluntary Deferral Plan. All amounts deferred by a participant under the Voluntary Deferral Plan will be credited to an account maintained in the participant's name. A participant's Voluntary Deferral Plan account is deemed to be invested in accordance with the participant's election in investment options that are similar to most of the options available under the Company's 401(k) plan. All amounts deferred by participants under the Voluntary Deferral Plan are fully vested. A participant's Voluntary Deferral Plan account will be distributed to the participant upon separation from service or, if earlier, a date specified by the participant at the time the participant makes his or her deferral election. No named executive officers participated in the Voluntary Deferral Plan in 2010.

        The Company also maintains executive life insurance policies for officers of the Company ($1,950,000 for Mr. Skains and $1,450,000 for the other named executive officers).

  Other Compensation

        As part of a comprehensive executive pay program, the Company provided the named executive officers the following perquisites in fiscal year 2010:

  •
  Executive physical exam (annual capped allowance, which may be exceeded if additional diagnostic procedures are recommended by the physician)

  •
  Reimbursement of tax preparation expenses (annual capped allowance)

  •
  Home security (Mr. Skains only)

  •
  Limited spousal travel and entertainment associated with Company functions

        The Compensation Committee eliminated car allowances and club membership reimbursements at the beginning of fiscal year 2010. In order to give the named executive officers an opportunity to earn the same cash compensation in fiscal year 2010 as they received from car allowances and club membership reimbursements in fiscal year 2009, each officer's base salary was increased beginning November 2009. The increase was equal to the amount of car allowance payments and club membership reimbursements received in fiscal year 2009, reduced so that the officer's cash compensation would be the same if target payouts are made under the 2010 MVP and STIP plans.

        Management and the Compensation Committee believe that the remaining perquisites support and facilitate position responsibilities, while providing a more tangible benefit than an equivalent amount of cash compensation. These perquisites are considered in the Compensation Committee's review of total compensation for the named executive officers. However, because these perquisites represent a relatively small portion of the named executive officers' total compensation, they do not materially influence the Compensation Committee's decisions regarding total compensation.

  Executive Stock Ownership Guidelines

        At the recommendation of the Compensation Committee, the Company's Board has established stock ownership guidelines for all employees who participate in the LTIP, including the named executive officers. Each executive has a period of five years to achieve the applicable targeted ownership level of Company Common Stock. The Committee strongly advocates stock ownership as a means by which to better align management interests with those of shareholders. The named executive officers are deemed to be in compliance with the guidelines if they retain all Company stock awarded to them through equity awards until their applicable base salary multiple is achieved. Up to 25% of STIP awards will be used to purchase Company stock if the executive does not meet the ownership guidelines because of his sale or disposition of Company stock.

        The ownership guideline for Mr. Skains requires that he own Company shares having a market value equal to five times his base salary. Share ownership guidelines for the other named executive officers require each of them to reach a share ownership position with a market value equal to three times his base salary within five years after appointment to his current position.

        These stock ownership targets are consistent with the Market Benchmark. The Compensation Committee also reviews on a regular basis the amount of stock owned by each named executive officer to ensure they are in compliance with the guidelines. Each named executive officer is currently in compliance with the stock ownership guidelines.

  Employment Agreements

        The Company has entered into an Employment Agreement with each named executive officer. In approving the Employment Agreements, the Compensation Committee determined that the continued retention of the services of the named executive officers on a long-term basis is in the best interest of the Company in that it promotes the stability of senior management and enables the Company to retain the services of well-qualified officers with extensive contacts in the natural gas distribution industry. Each of these Employment Agreements is substantially similar, and the material terms of the agreements are described below under "Post-Employment Benefits."

  Severance and Change-in-Control Agreements

        The Company believes that the occurrence of a change-in-control can create insecurity among senior executives regarding continued employment. In view of this, the Company has entered into a Severance Agreement with each named executive officer. The primary objective of the Severance Agreements is to protect the Company's interests by eliminating the distraction created by the lack of severance upon termination. This belief is evidenced by the Company's use of a "double trigger" arrangement, which requires a change-in-control event (as defined in the agreements) to be followed by the executive's involuntary or constructive termination in order for severance benefits to be paid. The severance benefits provided under the Severance Agreements are based on a competitive design and costing analysis of the Peer Group conducted for the Compensation Committee by Hay Group in fiscal 2007.

        The Company does not pay any tax gross-ups on benefits paid under the Severance Agreements. Under the Severance Agreements, in the event that any payment or benefit received or to be received by the officer constitutes a non-deductible "parachute payment" (in whole or part) under section 280G of the Internal Revenue Code, then the executive is responsible for the payment of the related excise taxes under Section 4999 of the Internal Revenue Code. If it is determined that reducing the benefits below the level at which they become "excess" parachute payments would result in a greater after-tax benefit to the executive, these benefits will be reduced to the extent necessary to exclude such benefits from Section 4999 taxation. The Company believes that this "greater of" approach delivers a greater portion of the intended severance benefit to the executive without incurring the additional expense of a tax gross-up.

        The table entitled "Severance Benefits (Termination Following a Change-in-Control)" and accompanying narrative and footnotes discloses the severance benefits payable under the Severance Agreements to each named executive officer, based on a hypothetical Company change-in-control and involuntary or constructive employment termination date of October 31, 2010.

  Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its Chief Executive Officer and certain other executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

        The Company considers the impact of this rule when developing and implementing short- and long-term incentive programs to meet the deductibility requirements by focusing on performance-based incentive compensation opportunities. The Company believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under the compensation program, including base salaries and grants of deferred shares (restricted stock and restricted stock units), may not qualify as performance-based compensation excluded from the limitation on deductibility.

  Compensation Risk Assessment

        During fiscal 2010, the Compensation Committee reviewed and discussed an analysis of the relationship between the Company's compensation practices and risk. The analysis was prepared by Company management with the assistance of the Compensation Committee's compensation consultant and the Company's outside counsel. After reviewing and discussing the analysis, the Compensation Committee concluded that the Company's compensation practices do not encourage inappropriate risk taking and therefore are not reasonably likely to have a material adverse effect on the Company. The Committee's conclusion was based, in part, on the following:

  •
  Annual cash bonuses under the STIP and MVP are capped at 150% of each participant's target award. STIP individual targets range from 5% to 60% of base salary. MVP maximum awards range from 3% to 9% of base salary. These caps are in line with competitive practice.

  •
  The threshold, target and maximum performance levels for STIP and MVP awards are based on an overall company business plan that has been reviewed and approved by the Board of Directors and is in line with budgeted performance and market expectations.

  •
  LTIP awards are capped at 120% of each participant's target award (individual target awards range from 20% to 100% of base salary). This cap is in line with competitive practice.

  •
  The caps on at-risk incentive compensation insure an appropriate balance between base salary and at-risk incentive compensation. The balance between short-term (STIP and MVP) targets and long-term (LTIP) targets supports a balanced focus on both short-term and long-term performance.

  •
  LTIP awards have three-year overlapping performance periods. This overlapping period design results in performance in a given year impacting three performance award opportunities, discouraging the mismanagement of performance data in a single year.

  •
  One of the LTIP performance metrics is the Company's compounded annual EPS growth rate. The long-term EPS growth rate under the LTIP provides a balance to the annual EPS performance metric under the STIP and MVP.

  •
  The company has effective controls over financial reporting. The controls include written policies and guidelines, internal audits, regular reviews by management and by the Audit Committee of the Board of Directors, and careful selection and training of accounting personnel. The internal controls minimize the risk that incentive awards will be based on EPS performance that is inaccurate.

  •
  The Compensation Committee reviews and approves all incentive compensation performance measures, reviews actual Company performance at the end of the performance period and approves all STIP, MVP and LTIP awards prior to payment of any awards.

  •
  The payout curve under the incentive plans, from threshold to maximum, is a straight line (linear) progression.

  •
  The Compensation Committee has adopted a stock ownership policy that requires significant stock ownership by executives who are members of the Company's Leadership Council, all of whom participate in the Company's long-term and short-term incentive plans.

  •
  The Compensation Committee has adopted stated policies and practices for compensation plan design. The compensation plans are documented, communicated and administered on a consistent basis.

Executive Officer Compensation Disclosure Tables

        The following tables disclose information related to the compensation paid to the Company's named executive officers. The first table, the Summary Compensation table, provides a summary of the total compensation earned for the 2010 fiscal year by the Company's Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2010. The tables following the Summary Compensation table provide additional information about the elements of compensation presented in the Summary Compensation table, and the pension, deferred compensation and severance benefits of the named executive officers. The tables include an introductory description and extensive explanatory footnotes to help you understand the information shown in the tables.

        Summary Compensation Table.    The following table summarizes the compensation earned by the named executive officers for fiscal years 2008 through 2010. The table shows the base salary, the actual STIP and MVP plan awards and all other compensation paid or provided to the named executive officers for each fiscal year. The table also shows the projected value, assuming target level performance, of the LTIP awards granted to the named executive officers at the beginning of each fiscal year. The actual amount a named executive officer will receive from an LTIP award will be based on the Company's performance over the LTIP award's three-year performance period and the market value of the Company's common stock when the LTIP award is paid after the end of the performance period. Finally, the table includes the change each year in the present value of each named executive officer's Retirement Plan benefit.

Summary Compensation Table For Fiscal Year Ended October 31, 2010

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Thomas E. Skains
Chairman, President	2010	$802,139	$0	$1,419,314	$0	$508,182	$67,471	$198,106	$2,995,212
and Chief Executive	2009	$740,385	$0	$1,143,990	$0	$742,367	$140,495	$98,896	$2,866,133
Officer	2008	$690,385	$0	$1,137,016	$0	$454,561	$0	$127,098	$2,409,060
David J. Dzuricky
Senior Vice President	2010	$428,943	$0	$455,390	$0	$230,196	$74,978	$97,809	$1,287,316
and Chief Financial	2009	$395,192	$0	$366,073	$0	$336,194	$153,824	$66,913	$1,318,196
Officer	2008	$370,192	$0	$365,476	$0	$206,071	$0	$108,887	$1,050,626
Franklin H. Yoho
Senior Vice President	2010	$401,671	$0	$426,426	$0	$215,560	$39,361	$80,867	$1,163,885
—Commercial	2009	$370,192	$0	$343,188	$0	$315,183	$67,227	$48,976	$1,144,766
Operations	2008	$345,192	$0	$341,108	$0	$192,129	$0	$69,017	$947,446
Kevin M. O'Hara
Senior Vice President	2010	$346,866	$0	$368,238	$0	$152,847	$84,114	$61,656	$1,013,721
—Corporate and	2009	$316,154	$0	$292,858	$0	$221,061	$191,324	$99,700	$1,121,097
Community Affairs	2008	$297,115	$0	$292,370	$0	$134,790	$0	$74,581	$798,856
Michael H. Yount
Senior Vice	2010	$342,186	$0	$363,272	$0	$150,884	$32,331	$59,295	$947,968
President	2009	$316,109	$0	$292,858	$0	$220,959	$40,603	$41,588	$912,117
—Utility Operations	2008	$297,115	$0	$292,370	$0	$134,881	$4,201	$77,380	$805,947

(1)
The named executive officers did not receive merit-based base salary increases for fiscal year 2010. The salaries disclosed in the table for 2010 are higher than 2009 because (a) there were 27 payroll dates in fiscal year 2010 (instead of the usual 26 payroll dates) and (b) the Compensation Committee made a one-time adjustment in base salaries in October 2009 to partially compensate the executives for the elimination of car allowance and club membership perquisites.

(2)
Amounts earned under the Company's annual STIP and MVP Plan are reported in the "Non-Equity Incentive Plan Compensation" column. Any bonuses included in the "Bonus" column represent sign-on or discretionary bonuses.

(3)
The amounts reported in this column are the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"), of LTIP performance unit awards, excluding any effect of estimated forfeitures. These awards are subject to performance conditions and the amounts included in this column are based on the target level of performance and the closing market price of the Company's Common Stock on the grant date. If the highest level of performance is achieved, the amounts that will be received with respect to the 2010 LTIP awards (based on the closing market price of the Company's Common Stock on the grant date) are as follows: Mr. Skains, $1,703,177; Mr. Dzuricky, $546,468; Mr. Yoho, $511,711; Mr. O'Hara, $441,886; and Mr. Yount, $435,926. For the years ended October 31, 2009 and October 31, 2008, amounts included in this column have been revised to reflect the aggregate grant date fair value of LTIP awards in those years in accordance with FASB ASC Topic 718. See Note 9 of the Company's audited financial statements for the fiscal year ended October 31, 2010 (included in the Company's annual report on Form 10-K filed with the SEC on December 23, 2010) for additional information regarding the Company's accounting for Stock Compensation.

(4)
The amounts set forth in this column were earned during fiscal 2010 and paid in early fiscal 2011 under the Company's annual STIP and MVP Plan.

(5)
These amounts represent the increase in the actuarial present value of the officer's accumulated benefit under the Company's Retirement Plan.

(6)
The following table shows by category and amount all compensation included in the "All Other Compensation" column for the fiscal year ended October 31, 2010. Perquisites are comprised of tax preparation services, executive physicals, home security (Mr. Skains only), and spousal travel and entertainment associated with Company functions.

Compensation Item	Mr. Skains	Mr. Dzuricky	Mr. Yoho	Mr. O'Hara	Mr. Yount
Company matching contribution to 401 (k) plan	$12,250	$12,250	$12,250	$12,250	$12,250
Company contribution to Defined Contribution Restoration Plan	$162,718	$64,182	$58,169	$38,838	$38,712
Insurance premium for Executive Life	$5,296	$13,332	$3,139	$3,371	$4,241
Club membership fees	$0	$0	$0	$0	$0
Perquisites (not exceeding $25,000 each)	$15,581	$2,545	$6,031	$5,822	$2,356
Tax gross-up for Executive Life premium	$2,261	$5,500	$1,278	$1,375	$1,736
Totals	$198,106	$97,809	$80,867	$61,656	$59,295

        Grants of Plan-Based Awards.    The columns in the following table under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" show the threshold, target and maximum (stretch) incentive awards the named executive officers could have earned under the Company's annual STIP and MVP plan for fiscal year 2010, based upon the achievement of predetermined performance goals. The actual amounts earned under these plans for fiscal year 2010 are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above. The columns in the table under the heading "Estimated Future Payouts Under Equity Incentive Plan Awards" show the threshold, target and maximum performance units granted under the Company's ICP for the three year performance period that began on November 1, 2009 and will end on October 31, 2012 (2012 LTIP).

Grants of Plan Based Awards For Fiscal Year Ended October 31, 2010

									All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Options Awards (2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Options Awards ($/sh)
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Thomas E. Skains	12/17/09				43,671	54,589	65,507	N/A	N/A	N/A	$1,419,314
		$254,902	$509,804	$764,706
David J. Dzuricky	12/17/09				14,012	17,515	21,018	N/A	N/A	N/A	$455,390
		$115,656	$231,311	$346,967
Franklin H. Yoho	12/17/09				13,121	16,401	19,681	N/A	N/A	N/A	$426,426
		$108,302	$216,605	$324,907
Kevin M. O'Hara	12/17/09				11,330	14,163	16,996	N/A	N/A	N/A	$368,238
		$76,824	$153,649	$230,473
Michael H. Yount	12/17/09				11,178	13,972	16,766	N/A	N/A	N/A	$363,272
		$75,788	$151,576	$227,363

(1)
The formula to determine the number of LTIP performance units awarded to each participant considers position, base salary and stock price / performance share valuation at the time of award, and the number of months of participation. Each unit awarded is equivalent in value to one share of Common Stock. If performance measures are met, as determined and approved by the Compensation Committee, payouts of the award, in the form of Common Stock and up to 50% cash applied to taxes, will occur at the end of the performance period.

(2)
This column represents the value of the LTIP performance units awarded on December 17, 2009 (2012 LTIP) based on the target level of performance and the closing market price of the Company's Common Stock on that date of $26.00. The actual number of LTIP performance units earned will be determined after the end of the three-year performance period ending on October 31, 2012.

        Outstanding Equity Awards at Fiscal Year-End.    The following table provides information about unvested restricted stock and unearned LTIP performance unit awards held by the named executive officers on October 31, 2010.

Outstanding Equity Awards at End of Fiscal Year Ended October 31, 2010

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Thomas E. Skains	N/A	N/A	N/A	N/A	N/A	38,456	$1,134,067	43,671	$1,287,858
								29,513	$870,338
								51,064	$1,505,877
David J. Dzuricky	N/A	N/A	N/A	N/A	N/A	N/A	N/A	14,012	$413,214
								9,444	$278,504
								16,414	$484,049
Franklin H. Yoho	N/A	N/A	N/A	N/A	N/A	N/A	N/A	13,121	$386,938
								8,854	$261,104
								15,319	$451,757
Kevin M. O'Hara	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,330	$334,122
								7,555	$222,797
								13,130	$387,204
Michael H. Yount	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,178	$329,639
								7,555	$222,797
								13,130	$387,204

(1)
The amount set forth in this column equals 32,500 shares of restricted stock from a 65,000 share award granted to Mr. Skains on September 1, 2006 and 5,956 from the reinvestment of dividends, multiplied by the closing price of the Company's common stock ($29.49) on October 29, 2010. Per the vesting schedule established at the time of the grant in September 2006, 20% of the shares vested in September 2009, 30% of the grant vested in September 2010 and the remaining 50% will vest in September 2011, provided that Mr. Skains remains employed by the Company through that date. During the vesting period, any dividends paid on the restricted shares are accrued and converted into additional shares (at the Company's closing stock price on the date of dividend payment) and these additional shares will vest according to the aforementioned vesting schedule. The amount indicated is not necessarily indicative of the amount that may actually be realized by Mr. Skains. The table "Severance Benefits (Termination Following a Change-in-Control)" and the footnotes and narrative accompanying the table describe Mr. Skains' right to receive a payment in the event of a change-in-control.

(2)
The amounts in this column equal the indicated threshold or maximum number of performance units awarded for the following performance periods (in descending order) multiplied by the closing price of the Company's Common Stock ($29.49) on October 29, 2010: threshold number of units—2012 LTIP (November 1, 2009 to October 31, 2012), threshold number of units—2011 LTIP (November 1, 2008 to October 31, 2011), and maximum number of units—2010 LTIP (November 1, 2007 to October 31, 2010). The 2010 LTIP units are required to be shown at maximum payout since the 2010 LTIP performance at 115% of target exceeds threshold performance. The amounts indicated are not necessarily indicative of the amounts that may actually be realized by the individual executives. The actual number of units earned under the 2010 LTIP for the performance period November 1, 2007 to October 31, 2010 is shown in the "Option Exercises and Stock Vested" table.

   The Incentive Compensation Plan and its Interpretive Guidelines set forth the rights of participants, including the named executive officers, to receive an LTIP award upon various termination events. If a participant in the LTIP dies prior to the end of the applicable performance period, the participant's designated beneficiary will receive the target number of performance shares. In the event a participant in the LTIP retires or becomes disabled prior to the end of the applicable performance period, the participant will receive an award based on the Company's performance for the full performance period, prorated to reflect the period of time during which the participant was an active participant during the performance period. In the event of a change-in-control, the target number of any performance shares outstanding upon a change-in-control will become vested and must be paid to the participant within 2 1/2 months after the change-in-control. If a participant's employment terminates prior to the end of the applicable performance period for any other reason, the participant will not receive any award.

   The tables, footnotes and narrative set forth in the section entitled "Post-Employment Benefits" describe the rights of named executive officers to receive LTIP awards pursuant to their Employment Agreements and Severance Agreements.

        Option Exercises and Stock Vested.    The following table provides information about the number and value of LTIP performance units earned in fiscal year 2010. These units were earned based on the Company's performance during the performance period that began on November 1, 2007 and ended on October 31, 2010. The Company issued one share of Common Stock in December 2010 to each named executive officer for each earned LTIP performance unit. The share and value amounts in the table for Mr. Skains include the number of shares of restricted stock that became vested in September 2010 and the market value of those shares on the vesting date.

Option Exercises and Stock Vested For Fiscal Year Ended October 31, 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)
Thomas E. Skains	N/A	N/A	71,793	$2,081,519
David J. Dzuricky	N/A	N/A	15,729	$463,848
Franklin H. Yoho	N/A	N/A	14,681	$432,943
Kevin M. O'Hara	N/A	N/A	12,584	$371,102
Michael H. Yount	N/A	N/A	12,584	$371,102

(1)
The value for all officers except Mr. Skains equals the number of performance units earned under the 2010 LTIP multiplied by the closing market price of the Company's Common Stock on October 29, 2010 of $29.49. The value for Mr. Skains equals the sum of (i) the performance units earned under the 2010 LTIP multiplied by the closing market price of the Company's Common Stock on October 29, 2010 of $29.49 and (ii) 22,857 shares of restricted stock that vested on September 1, 2010 multiplied by the closing market price on that date of $27.93.

        Pension Benefits.    The following table provides the actuarial present value of each named executive officer's accumulated benefit under the Company's Retirement Plan.

Pension Benefits For Fiscal Year Ended October 31, 2010

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Thomas E. Skains	Retirement Plan	15.5	$438,244	N/A
David J. Dzuricky	Retirement Plan	15.5	$545,416	N/A
Franklin H. Yoho	Retirement Plan	8.5	$186,431	N/A
Kevin M. O'Hara	Retirement Plan	22.5	$556,147	N/A
Michael H. Yount	Retirement Plan	4.5	$113,834	N/A

(1)
The Company's Retirement Plan covers all regular employees hired before January 1, 2008 upon attainment of age 21 and completion of one year of service, or attainment of age 30. The full cost of the Retirement Plan is paid by the Company. Benefits under the Retirement Plan are determined by a step-rate formula which utilizes the participant's covered compensation, final average earnings and credited years of service. Benefits under the Retirement Plan become fully vested prior to normal retirement age upon the completion of five years of service with the Company. Mr. Yount joined the Company on April 17, 2006 and is not yet vested in his Retirement Plan benefit.

The Retirement Plan benefit amounts represent the actuarial present value of each executive's accumulated benefit using the same assumptions used by the Company for financial reporting purposes and each executive's age, length of service and average annual compensation. Even though they have the same length of service with the Company, the present value of Mr. Dzuricky's benefit exceeds the present value of Mr. Skains' benefit because Mr. Dzuricky is older and has satisfied the age and service requirements for early retirement under the Retirement Plan. Note 8 to the Company's audited financial statements for the fiscal year ended October 31, 2010 (included in the annual report on Form 10-K filed with the SEC on December 23, 2010) describes the valuation assumptions used to calculate the actuarial present value of the Retirement Plan benefits.

        Nonqualified Deferred Compensation.    The following table provides information about contributions and earnings credited to the accounts of the named executive officers under the Company's Defined Contribution Restoration Plan during fiscal year 2010. None of the executive officers elected to participate in the Company's Voluntary Deferral Plan for fiscal year 2010.

Nonqualified Deferred Compensation For Fiscal Year Ended October 31, 2010

Name	Executive Contribution in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE(2)
Thomas E. Skains	$0	$162,718	$7,724	$0	$191,082
David J. Dzuricky	$0	$64,182	$8,570	$0	$85,046
Franklin H. Yoho	$0	$58,169	$6,393	$0	$74,870
Kevin M. O'Hara	$0	$38,838	$4,335	$0	$52,461
Michael H. Yount	$0	$38,712	$5,133	$0	$53,317

(1)
The amounts presented in this column represent Company credits to the executive officer's account under the Defined Contribution Restoration Plan, a supplemental retirement benefit plan that covers officers whose benefits under the tax-qualified Retirement Plan are limited by the Internal Revenue Code limitations. The Company's credits equal 13% of each participant's total cash compensation (base salary and annual incentive compensation) that exceeds the Internal Revenue Code compensation limitation applicable to the Company's tax-qualified Retirement Plan. The limitation was $245,000 for 2010 and will be $245,000 for 2011 as well. It is adjusted periodically by the Internal Revenue Service.

(2)
A participant's account becomes vested after the participant completes five years of service. The vested amount credited to a participant's account will be distributed to the participant upon separation from service.

        Post-Employment Benefits.    The following tables show the benefits the named executive officers would have received (including the vesting of incentive awards that would have occurred) pursuant to each officer's Employment Agreement and Severance Agreement if they had terminated employment under certain circumstances on October 31, 2010.

        For each named executive officer, any severance benefits, other than in the event of a change-in-control, are governed by the officer's Employment Agreement. The term of employment under each Employment Agreement is for one year. The Employment Agreements are automatically extended for successive one-year periods. If written notice from the Company or the officer is delivered to the other party advising the other party that the Employment Agreement is not to be further extended, then the Employment Agreement will be terminated on the first anniversary of the date of notice (second anniversary for Mr. Skains and Mr. Dzuricky). No extension may allow an Employment Agreement to extend beyond the date on which the officer reaches 65 years of age. Under each Employment Agreement the officer is entitled to a base salary and to participation in any plan relating to incentive compensation, stock options, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Company has adopted, or may from time to time adopt, for the benefit of its executive officers and for employees generally. Each of these officers is also entitled to such customary fringe benefits as are consistent with the normal practices and established policies of the Company. Each Employment Agreement contains a covenant not to compete with the Company or its subsidiaries for the term of the Employment Agreement without prior written consent of the Company.

        Each Employment Agreement will be terminated upon the death or total permanent disability of the officer. Pursuant to the terms of each Employment Agreement, compensation will continue to be paid through the end of the month in which the officer dies. In the case of permanent disability, if the officer is absent from the full-time performance of his duties for six months, the Company may terminate the officer after 30 days notice. Upon permanent disability, the officer is entitled to all compensation through 90 days after the date of determination. If the officer is involuntarily terminated other than for cause, the Company will pay all compensation and benefits for 12 months after the effective date of termination or until the officer reaches age 65, whichever is earlier.

        The severance benefits shown in the table below for each named executive officer are based on a hypothetical termination date of October 31, 2010 for each of the termination events.

Severance Benefits (Termination Not Due to a Change-in-Control) as of October 31, 2010

Termination Events and Related Benefits(1)	Mr. Skains	Mr. Dzuricky	Mr. Yoho	Mr. O'Hara	Mr. Yount
Disability
Base salary for 3 months	$193,108	$103,264	$96,699	$83,505	$82,378
MVP for fiscal year ended 10/31/10	$44,724	$23,668	$22,163	$19,239	$19,079

Total	$237,832	$126,932	$118,862	$102,744	$101,457

Involuntary without Cause
Base salary for 12 months	$772,430	$413,056	$386,794	$334,019	$329,512
MVP for fiscal year ended 10/31/10	$44,724	$23,668	$22,163	$19,239	$19,079
Target STIP for fiscal year ending 10/31/11	$463,458	$206,528	$193,397	$133,608	$131,805
Vesting of LTIP performance shares for performance period ending 10/31/11 (assuming target performance)	$1,087,916	$348,129	$326,366	$278,504	$278,504
Welfare benefits for 12 months	$13,935	$12,785	$12,706	$12,525	$10,078

Total	$2,382,463	$1,004,166	$941,426	$777,894	$768,977

Any Other Termination	$0	$0	$0	$0	$0

(1)
All amounts assume an October 31, 2010 termination event and are based on the closing market price of the Company's Common Stock on October 29, 2010 of $29.49.

This table does not include amounts to which every participant in the LTIP, STIP and MVP plan, including the named executive officers, would be entitled upon various termination events. Pursuant to the ICP and its Interpretive Guidelines, if a participant in the STIP terminates employment prior to the end of the fiscal year due to death or disability, the participant will receive the target award prorated to reflect the period of time during which the participant was actively employed during the fiscal year. In the event a participant in the STIP retires prior to the end of the fiscal year, the participant will receive an award based on the Company's performance for the full fiscal year, prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant's employment terminates prior to the end of the fiscal year for any reason other than death, disability, retirement or change-in-control, the participant will not receive any STIP award. If a participant in the MVP plan terminates employment prior to the end of the fiscal year due to death, the participant will receive an award based on target performance (for both the Company performance and the values and leadership competencies portions of the MVP plan award), prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant in the MVP plan terminates employment prior to the end of the fiscal year due to disability, the participant will receive an award based on the Company's performance for the full fiscal year (for the Company performance portion of the MVP plan award) and target performance (for the values and leadership competencies portion of the MVP plan award), in each case prorated to reflect the period of time during which the participant was actively employed during the fiscal year. If a participant in the MVP Plan retires prior to the completion of the fiscal year, the participant will receive an award based on the Company's performance for the full fiscal year (for the Company performance portion of the MVP plan award) and target performance (for the values and leadership competencies portion of the MVP plan award), in each case prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant's employment terminates prior to the payment date for MVP plan awards for any other reason, the participant will not receive any award. Footnote 2 to the "Outstanding Equity Awards at End of Fiscal Year Ended October 31, 2010" table describes rights of each participant in the LTIP to receive a distribution of LTIP awards upon various termination events.

        For each named executive officer, severance benefits in the event of a change-in-control are governed by the officer's Severance Agreement, and the ICP and its Interpretive Guidelines. Each named executive officer's Severance Agreement is substantially similar. The agreements automatically renew for successive one-year periods unless either party gives specified prior notice of termination, provided that if a change-in-control of the Company occurs prior to the termination of the agreement, the term expires at the end of the 36th month after the month in which the change-in-control occurs. Under each agreement, during any period following a change-in-control that the officer fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company will pay the officer's full salary and benefits at the rate in effect at the commencement of that period until the officer's employment is terminated by the Company for permanent disability. Disability is defined as absence from full-time performance of the executive's duties for a period of six consecutive months. If the officer's employment is terminated for any reason following a change-in-control, the Company will pay the officer's full salary and benefits through the date of termination at the rate in effect immediately prior to the date of termination and will pay the officer's normal post-termination compensation and benefits as such payments become due, including a lump sum payment of vested, accrued and unpaid vacation pay.

        In addition, the Severance Agreements provide that if an officer is terminated following a change-in-control, other than (i) by the Company for cause, (ii) by reason of death or disability, or (iii) by the officer without good reason, including retirement from the Company, the Company shall (a) pay the officer a lump sum severance payment, in cash, equal to three times the sum of the officer's then-current annual base salary and target bonus (STIP and MVP target opportunities combined) as of the date of termination, and (b) for a three-year period following the date of termination, arrange to provide the officer and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the officer and dependents immediately prior to the date of termination. Constructive termination is deemed to have occurred if (i) the officer's employment is terminated by the Company without cause prior to a change-in-control (whether or not a change-in-control ever occurs) and at the request or direction of a person who has entered into an agreement with the Company which, if completed, would constitute a change-in-control, or (ii) the officer terminates employment for good reason prior to a change-in-control (whether or not a change-in-control ever occurs) and the circumstance that constitutes good reason occurs at the request or direction of that person, or (iii) the officer's employment is terminated by the Company without cause or by the officer for good reason and the termination, or the circumstance that constitutes good reason, is otherwise in connection with or in anticipation of a change-in-control (whether or not a change-in-control ever occurs).

        Generally, a change-in-control under the Severance Agreements occurs if any of the following events occurs:

  •
  any person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; or

  •
  the following individuals cease for any reason to constitute a majority of the Company's directors: individuals who, on the date of the Severance Agreements, constitute the Board and any new director whose election by the Board, or nomination for election by the Company's shareholders, was approved by a vote of at least 2/3 of the directors then still in office who either were directors on the date of the Severance Agreement or whose election or nomination for election was previously so approved; or

  •
  the Company merges or consolidates with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company that are outstanding immediately prior to the merger or consolidation continuing to represent at least 50% of the voting power of the securities of the Company or such surviving entity that are outstanding immediately after the merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company, in which no person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; or

  •
  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the Company sells or disposes all or substantially all of its assets, other than a sale or disposition of all or substantially all of the Company's assets to an entity, at least 50% of the voting power of the securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        Please refer to the form of Severance Agreement attached as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended July 31, 2007, filed with the Securities and Exchange Commission and available on the Company's website, for more details.

        Pursuant to the ICP and its Interpretive Guidelines, the target number of outstanding LTIP awards and the full amount of the restricted stock awards fully vest in the event of a change-in-control of the Company. For the named executive officers, these documents use the same definition of a change-in-control as set forth in their Severance Agreements. That definition is set forth above.

        The severance benefits shown in the table below for each named executive officer are based on a hypothetical change-in-control and subsequent qualifying termination event as of October 31, 2010.

Severance Benefits (Termination Following a Change-in-Control) as of October 31, 2010

Executive(1)	Cash Severance(2)	Stock Awards(3)	Welfare Benefits(4)	Totals(5)
Thomas E. Skains	$3,846,701	$5,086,701	$41,805	$8,975,207
David J. Dzuricky	$1,933,102	$1,268,011	$38,355	$3,239,468
Franklin H. Yoho	$1,810,196	$1,186,501	$38,118	$3,034,815
Kevin M. O'Hara	$1,463,003	$1,018,850	$37,575	$2,519,428
Michael H. Yount	$1,443,263	$1,013,217	$30,234	$2,486,714

(1)
All amounts assume a change in control and subsequent qualifying termination event as of October 31, 2010.

(2)
Amounts represent three times the officer's annual base salary and target bonus opportunity (STIP and MVP combined).

(3)
Amounts represent the vesting of target performance share opportunities for 2010 LTIP, 2011 LTIP and 2012 LTIP awards, based upon the Company's closing stock price of $29.49 on October 29, 2010. Mr. Skains' amount also represents the vesting of the unvested portion (32,500 shares) of the restricted stock grant made on September 1, 2006, and shares resulting from reinvested dividends (5,956 shares).

(4)
Amounts represent three years of life, disability, accident and health insurance benefits.

(5)
Total payments represent amounts received by the officer before the officer's payment of applicable excise and income taxes.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K (17 CFR §229.402(b)), set forth above, with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and in the Company's annual report on Form 10-K for the fiscal year ended October 31, 2010.

Submitted by the Compensation Committee.

Frank B. Holding, Jr., Chair
Malcolm E. Everett III
Aubrey B. Harwell, Jr.
Minor M. Shaw

December 15, 2010

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about Common Stock that may be issued under the Company's compensation plans, as of October 31, 2010:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance(#)
Equity compensation plans approved by security holders(1)	750,130(2)	$0	872,263(3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)
The 2010 LTIP, 2011 LTIP and 2012 LTIP and Mr. Skains' restricted stock award were issued under the Incentive Compensation Plan. The 2010 LTIP vested on November 1, 2010, upon completion of a three-year performance period ended October 31, 2010. The 2011 LTIP and 2012 LTIP vest upon completion of three-year performance periods ending October 31, 2011, and October 31, 2012, respectively. If performance measures are met, as determined and approved by the Compensation Committee of the Board of Directors, payout of each award will occur at the end of the respective performance period. The 2010 LTIP was paid, and the 2011 LTIP and 2012 LTIP are payable, in the form of Common Stock and up to 50% cash applied to taxes. All units paid out are valued at the closing market price of Common Stock on the date of Compensation Committee approval of distribution. The restricted stock award vests over five years, with the first 20% having vested in fiscal 2009, another 30% having vested in fiscal 2010, and the remaining 50% vesting in fiscal 2011 provided that at the time of the vesting Mr. Skains is an employee of the Company. During the vesting period, any dividends paid on unvested shares are accrued, and these accrued dividends will convert into additional shares and vest according to the foregoing vesting schedule.

(2)
Comprised of unearned shares under the 2010 LTIP, 2011 LTIP and 2012 LTIP that would be distributed if stretch goals were met and unvested portion of Mr. Skains' restricted stock award. The number included for unearned LTIP shares is greater than the number of shares attributable to the 2010 LTIP, 2011 LTIP and 2012 LTIP that are included in the calculation of diluted earnings per share in the Company's 2010 Form 10-K. The 2010 LTIP vested on

  November 1, 2010, and the actual number of shares issued was less than would have been distributed if stretch goals were met.

(3)
Comprised of 569,594 shares available for issuance under the ICP and 302,669 shares available for issuance under the Company's Employee Stock Purchase Plan (ESPP). In fiscal 2010 the Company registered an additional 300,000 shares under the ESPP. Eligible employees may purchase shares of the Company's common stock through after-tax payroll deductions under the ESPP. The purchase price is 95% of the average of the high and low trading prices as recorded on the Composite Tape of the New York Stock Exchange for each quarterly purchase date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company's directors, certain officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any known failure to file by those dates. Based upon Section 16(a) reports furnished to the Company during or with respect to fiscal 2010, the Company believes that all Section 16(a) reports were filed on a timely basis.

OTHER BUSINESS

        The Board and management do not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the proxy holders named in the accompanying form of proxy will vote the proxies in accordance with their best judgment. The form of proxy confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting.

MISCELLANEOUS

        The Company's 2010 Summary Annual Report is available electronically on the Company's website at www.piedmontng.com in the "For Investors—Financial Information & Reports" section. There you will find instructions for obtaining a paper copy of the 2010 Summary Annual Report.

        We respectfully urge you to enter your vote instructions online or by telephone or by completing, signing, dating and mailing a proxy card or voting instruction form. Your prompt response will be appreciated.

By order of the Board of Directors,

Jane R. Lewis-Raymond
Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary

January 14, 2011

Appendix A

PIEDMONT NATURAL GAS COMPANY, INC.
INCENTIVE COMPENSATION PLAN

As Amended and Restated
Effective December 15, 2010

ARTICLE I
PURPOSE

        The Company adopted the Piedmont Natural Gas Company, Inc. Incentive Compensation Plan effective November 1, 2005 to promote the interests of the Company and its shareholders through (a) the attraction and retention of Participants essential to the success of the Company; (b) the motivation of Participants using performance-related incentives linked to performance goals and the interests of Company shareholders; and (c) enabling such individuals to share in the growth and success of the Company and its Subsidiaries. The Plan permits the grant of Annual Incentive Awards, Performance Shares, Restricted Stock and other forms of stock-based awards as the Committee, in its sole and complete discretion, may determine to be appropriate to carry out the intent and purposes of this Plan. The Company's shareholders approved the Plan on March 3, 2006.

        Effective as of December 15, 2010, subject to approval by the Company's shareholders at the Company's 2011 annual meeting of shareholders, the Plan is amended and restated as set forth in this instrument.

ARTICLE II
DEFINITIONS

        2.1     "Agreement" shall mean a written agreement between the Company and a Participant implementing an Award and setting forth the particular terms, conditions and restrictions of the Award. With respect to the grant of a Stock Option, the Agreement may be referred to herein as an "Option Agreement," and with respect to any other Award hereunder, the Agreement may be referred to herein as an "Award Agreement."

        2.2     "Annual Incentive Award" shall mean a cash bonus payable to a Participant under Article VIII.

        2.3     "Award" shall mean an award or grant made to a Participant under Article V, VI or VII, or an Annual Incentive Award under Article VIII.

        2.4     "Award Date" or "Grant Date" shall mean the date on which an Award is made by the Committee.

        2.5     "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

        2.6     "Cashless Exercise" shall mean the exercise of an Option by a Participant through the use of a brokerage firm to make payment to the Company of the exercise price from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Company's delivery of the exercised Shares to the brokerage firm.

        2.7     "Cause" shall be defined in Section 10.4.

        2.8     "Change in Control" shall be defined in Section 10.2.

        2.9     "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

        2.10     "Committee" shall mean the Compensation Committee of the Board or such other committee appointed by the Board in accordance with Article XI to administer the Plan.

        2.11     "Common Stock" or "Stock" shall mean the common stock, no par value, of the Company, or such other security or right or instrument into which such common stock may be changed or converted in the future.

        2.12     "Company" shall mean Piedmont Natural Gas Company, Inc., a North Carolina corporation, or any successor thereto.

        2.13     "Covered Participant" shall mean a Participant who is a "covered employee" as defined in Code Section 162(m)(3).

        2.14     "Designated Beneficiary" shall mean the beneficiary designated by the Participant, pursuant to procedures established by the Committee, to receive amounts due to the Participant in the event of the Participant's death. If the Participant does not make an effective designation, then the Designated Beneficiary will be the Participant's estate.

        2.15     "Disability" shall mean (a) the mental or physical disability of the Participant defined as "Disability" under the terms of the long-term disability plan sponsored by the Company and in which the Participant is covered, as amended from time to time in accordance with the provisions of such plan; or (b) a determination by the Committee, in its sole discretion, of total disability (based on medical evidence) that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent. All decisions by the Committee relating to a Participant's Disability (including a decision that a Participant is not disabled) shall be final and binding on all parties.

        2.16     "Effective Date" of this amended and restated Plan shall mean December 15, 2010, subject to approval by the Company's shareholders at the Company's 2011 annual meeting of shareholders.

        2.17     "Eligible Employee" shall mean an Employee who is an officer or other key employee of a Participating Company as designated by the Committee to be eligible to participate in the Plan.

        2.18     "Employee" shall mean an individual who is employed by a Participating Company in a customary employer-employee relationship and designated as such in accordance with the Company's standard employment practices.

        2.19     "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

        2.20     "Fair Market Value" shall mean, for any given date, the closing price of Common Stock as reported on the composite tape of the primary stock exchange in which the Common Stock is listed on the immediately preceding day or, if no Shares were traded on such stock exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by The Wall Street Journal or such other source as the Committee may select.

        2.21     "Good Reason" shall be defined in Section 10.3.

        2.22     "Incentive Stock Option" shall mean an option to purchase Stock, granted under Article V, which is designated as an incentive stock option and is intended to meet the requirements of Code Section 422.

        2.23     "Non-qualified Stock Option" shall mean an option to purchase Stock, granted under Article V, which is not intended to qualify as an Incentive Stock Option.

        2.24     "Option Price" shall mean the exercise price per share of Stock covered by an Option in accordance with Section 5.2.

        2.25     "Outside Director" shall mean a member of the Board who is not an Employee.

        2.26     "Participant" shall mean an Eligible Employee or Outside Director who has been selected from time to time under Article III to receive an Award under the Plan.

        2.27     "Participating Company" shall mean the Company and such other Subsidiaries as the Board authorizes to participate herein.

        2.28     "Performance Award" shall mean a performance-based Award made under Section 7.3, which may be in the form of either Performance Shares or Performance Units.

        2.29     "Performance Criteria" shall mean objectives established by the Committee for a Performance Period for the purpose of determining when an Award subject to one or more of such objectives has been earned. Performance Criteria may be Company-wide objectives or objectives related to the performance of the individual Participant or of a Subsidiary, division, department, region, business unit or function within the Company or Subsidiary.

        The Performance Criteria applicable to an Award to a Covered Participant shall be specified absolute or relative (i.e., in relation to a peer group of companies) levels of, or growth in, one or more of the following criteria: total shareholder return, revenues, operating earnings, earnings before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, return on total capital, return on invested capital, return on equity, return on assets, internal rate of return, earnings before or after interest, depreciation, amortization or extraordinary or special items, net cash provided by operations, cash flow in excess of cost of capital, operating margin, Common Stock price, net worth, operating and maintenance expense targets, compliance goals, customer or employee satisfaction, safety, geographic business expansion, market penetration, market share, acquisition or divestiture of subsidiaries, affiliates or joint ventures or information technology implementation.

        2.30     "Performance Period" shall mean the time period designated by the Committee during which Performance Criteria must be met in order for a Participant to earn a performance-based award.

        2.31     "Performance Share" or "Performance Unit" shall mean an Award granted to a Participant pursuant to Section 7.3, the value of which is linked to Common Stock and which is earned, in whole or in part, by the attainment of Performance Criteria pre-established by the Committee and described in the Agreement.

        2.32     "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

        2.33     "Plan" shall mean the Piedmont Natural Gas Company, Inc. Incentive Compensation Plan, as set forth herein and as hereafter amended from time to time.

        2.34     "Restricted Stock" shall mean an Award of Stock to a Participant pursuant to Article VI.

        2.35     "Restriction Period" shall mean the period during which the transfer of Restricted Stock is prohibited and is subject to forfeiture pursuant to Article VI.

        2.36     "Retirement" shall mean, with respect to a Participant who is an Employee, the termination of employment of the Participant on or after such Participant is eligible for early or normal retirement under the defined benefit pension plan sponsored by the Company or would have been so eligible if the Participant were eligible to participate in such plan. Notwithstanding the foregoing, "Retirement" before the Participant is (or would be) eligible for normal retirement under such plan shall require prior approval by the Committee. With respect to a Participant who is an Outside Director, "Retirement" shall mean the end of the director's term of office upon attaining the mandatory retirement age for directors.

        2.37     "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-37260 (May 30, 1996), or any successor rule as amended from time to time.

        2.38     "Section 162(m)" shall mean Section 162(m) of the Code, or any successor section under the Code, as amended from time to time.

        2.39     "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

        2.40     "Shares" shall mean shares of Common Stock of the Company.

        2.41     "Stock Appreciation Right" shall mean the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Option Price of a related Option or the Fair Market Value of the Stock on the Grant Date of the Stock Appreciation Right.

        2.42     "Stock Option" or "Option" shall mean an Incentive Stock Option or a Non-qualified Stock Option.

        2.43     "Stock Unit Award" shall mean an award of Common Stock units under Section 7.4.

        2.44     "Subsidiary" shall mean any entity (other than the Company) with respect to which the Company owns, either directly or indirectly, at least 50% of the total combined voting power of all classes of stock or other ownership interest.

ARTICLE III
ELIGIBILITY

        The Committee shall have sole and complete discretion to determine the Eligible Employees and Outside Directors who shall be eligible to participate in the Plan. An Outside Director who is selected by the Committee to participate in the Plan shall only be eligible for Awards under Articles V, VI or VII and shall not be eligible for Annual Incentive Awards under Article VIII. An Eligible Employee or Outside Director designated by the Committee as eligible hereunder shall be considered a Participant upon receiving an Award under the Plan.

ARTICLE IV
SHARES SUBJECT TO THE PLAN

        4.1    Number of Shares.     Subject to adjustment as provided for in Section 4.3, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan (whether granted under the Plan before or after the Effective Date) shall not exceed 2,500,000 Shares (1,500,000 initially authorized and 1,000,000 additional authorized by this amended and restated Plan).

        Shares of Common Stock issued pursuant to Awards under the Plan may be authorized but unissued Shares or Shares purchased in the open market for purposes of the Plan.

        4.2    Share Counting.     The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments in the number of shares of Common Stock available under Section 4.1 if the number of Shares actually delivered to a Participant differs from the number of shares of Common Stock previously counted in connection with an Award to the Participant, subject, however, to the following:

          (i)    Shares subject to an Award that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Stock to the Participant will again be available for Awards under the Plan.

          (ii)    Shares that are withheld in payment of the exercise price of a Stock Option or in payment of withholding taxes relating to an Award shall be deemed to constitute Shares delivered to the Participant and shall not be available for future Awards under the Plan.

          (iii)   Upon the exercise of a Stock Option or if a Stock Appreciation Right is settled with Shares, the total number of Shares subject to the Stock Option or Stock Appreciation Right (as the case may be) shall be deemed delivered to the Participant (regardless of the number of shares of Common Stock actually paid to the Participant) and shall not be available for future Awards under the Plan.

        4.3    Capital Adjustments.     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure, capitalization or Shares of the Company, the Committee shall make such adjustments as are appropriate in the maximum number and kind of Shares that may be issued under the Plan and to any Participant, in the number and kind of Shares covered by any Awards granted before such change and in the Option Price of any Option granted before such change or in the Fair Market Value of the Shares on the Grant Date of any Stock Appreciation Right granted before such change. Such adjustments shall be intended to put the Participant in the same position as he or she was in immediately before such event.

ARTICLE V
STOCK OPTIONS

        5.1    Grant of Stock Options.     Subject to the limitation set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Stock Options to Participants as it shall determine. The Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price, the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability or the transferability of the Options, including vesting conditions, the conditions under which the Option may be terminated, and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall have such specified terms and conditions detailed in an Option Agreement. The Option Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-qualified Stock Option. However, no Incentive Stock Option may be awarded (a) after the tenth anniversary of the Effective Date or (b) to a Participant who is not an Employee.

        5.2    Option Price.     The exercise price per share of Stock covered by an Option shall be determined on the Grant Date by the Committee; provided that the Option Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. Further provided, in the case of an Incentive Stock Option granted to any Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. No Option shall provide by its terms for the re-setting of its exercise price or for its cancellation and reissuance, in whole or in part; provided that the foregoing shall not limit the authority of the Committee to grant additional Options hereunder.

        5.3    Exercisability.     Except as otherwise provided herein, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the Option Agreement and need not be the same for each Participant. However, under no circumstances, may an Incentive Stock Option be exercisable after the expiration of 10 years from the Grant Date (5 years from the Grant Date for any Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary).

        5.4    Method of Exercise.     Options shall be exercised by the delivery of a written notice from the Participant to the Company in a form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares. The Option Price shall be payable to the Company in full in cash, or its equivalent, or by delivery of Shares (not subject to any security interest or pledge) having a Fair Market Value at the time of exercise equal to the Option Price of the Shares with respect to which the Option is to be exercised, or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a Cashless Exercise of the Option. After receipt of written notice and full payment of the Option Price, the Company shall deliver to the Participant as soon as practicable, or, at a later mutually agreed upon date, a stock certificate or other documentation, issued in the Participant's name, evidencing the number of Shares with respect to which the Option was exercised.

        5.5    Death, Disability, Retirement or Other Termination of Employment.     Except as otherwise provided in a Participant's Option Agreement:

          (a)   in the event of the death or Disability of a Participant who is an Employee or the death, Disability or Retirement of a Participant who is an Outside Director, Options granted to the Participant shall be considered immediately vested and shall be exercisable at such time as specified in the Option Agreement, and

          (b)   subject to Article X, in the event the Participant resigns, is terminated from the Company or, in the case of an Outside Director, is not reelected to the Board or otherwise resigns as a member of the Board, Options which have not vested by such date shall be forfeited, and the Participant shall have three months from such date to exercise vested Options (but not beyond the expiration of the term of the Option, if earlier). Notwithstanding the foregoing, (i) if the Participant is terminated from the Company for Cause, all of the Participant's Options (whether vested or unvested) shall be immediately forfeited and (ii) the Committee, in its sole discretion, may accelerate the vesting of Options at such time and upon such terms and conditions as the Committee shall determine.

ARTICLE VI
RESTRICTED STOCK

        6.1    Grant of Restricted Stock.     Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee, at any time, and, from time to time, may grant shares of Restricted Stock under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine.

        6.2    Restricted Stock Award Agreement.     Restricted Stock granted hereunder shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of Shares of Restricted Stock granted, and such other provisions as the Committee may deem advisable, including requirements established pursuant to the Securities Act, the Exchange Act, the Code and any securities trading system or stock exchange upon which such Shares under the Plan are listed.

        6.3    Restriction Period.     Except as otherwise provided in this Article, the Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period.

        Subject to Sections 6.4 and 6.7 and Article X, if a Participant resigns, is otherwise terminated from the Company or, in the case of an Outside Director is not reelected to the Board or otherwise resigns as a member of the Board, prior to the end of the Restriction Period, he or she will forfeit all interests in the Restricted Stock Award. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

        6.4    Removal of Restrictions.     Except as otherwise provided in this Article, Restricted Stock covered by each Award made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period and/or upon the satisfaction of other conditions as determined by the Committee. The Committee, in its sole discretion, may accelerate the termination of the Restriction Period at such time and upon such terms and conditions as the Committee shall determine.

        6.5    Voting Rights.     During the Restriction Period, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those Shares.

        6.6    Dividends and Other Distributions.     Except as otherwise provided in a Participant's Award Agreement, during the Restriction Period, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were distributed.

        6.7    Death, Disability or Retirement.     Except as otherwise provided in a Participant's Award Agreement, in the event of the death or Disability of a Participant who is an Employee or the death, Disability or Retirement of a Participant who is an Outside Director, in either event before the Restriction Period has ended, the restrictions on the Shares of Restricted Stock awarded to the Participant shall be removed and such Shares shall be fully vested.

ARTICLE VII
OTHER STOCK BASED AWARDS

        7.1    Grant of Other Stock Based Awards.     Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee may, at any time and from time to time, issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Appreciation Rights as described in Section 7.2, Performance Awards as described in Section 7.3 or other Stock Unit Awards as described in Section 7.4. Any such Awards shall be governed by the terms of an Award Agreement, and the Committee may impose such terms and conditions, including Performance Criteria conditions and conditions similar to those described in Section 5.1 and/or Section 6.2 and not inconsistent with the terms of this Plan, as it deems appropriate on such Award.

        7.2    Stock Appreciation Rights.

          (a)    Grant of Stock Appreciation Rights.    Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time of the Option or at a later time. No Stock Appreciation Rights granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or Disability of the Participant).

          (b)    Price.    The exercise price of each Stock Appreciation Right shall be determined at the time of grant by the Committee, subject to the limitation that the exercise price shall not be less than 100% of Fair Market Value of the Common Stock on the Grant Date.

          (c)    Exercise.    Stock Appreciation Rights shall be exercised by the delivery of a written notice from the Participant to the Company in a form prescribed by the Committee. Upon such exercise, the Participant shall be entitled to receive an amount equal to the excess of the Fair Market Value of a Share over the grant price thereof on the date of exercise of the Stock Appreciation Right multiplied by the number of Shares for which the Stock Appreciation Right was granted.

          (d)    Payment.    Payment upon exercise of the Stock Appreciation Right shall be made in Shares of Common Stock. However, if any payment in the form of Shares results in a fractional share, such payment for the fractional share shall be made in cash.

        7.3    Performance Awards.

          (a)    Grant of Performance Awards.    Performance Awards granted hereunder may be issued in the form of either Performance Units or Performance Shares to Participants subject to the Performance Criteria, Performance Period and other considerations or restrictions as the Committee shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant.

          (b)    Value of Performance Awards.    The Committee shall determine the number and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Criteria in its discretion for each Participant who is granted a Performance Award. The Committee shall determine the extent to which such Performance Criteria are met and will determine the value of the Performance Unit or Performance Share to the Participant. In making such determination, the Committee may use negative discretion to decrease, but not increase, the value of the Performance Unit or Performance Share if the Committee reserved its right to use such negative discretion when the Performance Unit or Performance Share was granted.

          (c)    Settlement of Performance Awards.    After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof determined as provided in Section 7.3(b). Notwithstanding the foregoing, no distributions in respect of Performance Units shall be made if at the time distribution would otherwise have been made:

            (i)    The regular quarterly dividend on any outstanding preferred shares of the Company has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding preferred shares,

            (ii)    The estimated consolidated net income of the Company for the immediately preceding twelve-month period is less than the sum of (i) the aggregate amount to be distributed plus (ii) dividends on all outstanding preferred and common shares of the Company applicable to such twelve-month period (either paid, declared or accrued at the most recently paid rate); or

            (iii)   The distribution would result in a default in any agreement by which the Company is bound.

          (d)    Form of Payment.    Payment of the amount to which a Participant shall be entitled upon the settlement of the Performance Award shall be made in Shares. However, if any payment in the form of Shares results in a fractional share, such payment for the fractional share shall be made in cash.

        7.4    Stock Unit Awards.

          (a)    Grant of Other Stock Unit Awards.    Stock Unit Awards granted hereunder may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock on the Grant Date. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section or as an Award granted pursuant to the other provisions of the Plan, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an

  Award. Subject to the provisions of the Plan, the Committee, in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the Award. The Award Agreement shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

          (b)    Rules.    The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

            (i)    Common Stock or other securities issued pursuant to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Grant Date, except that such limitation shall not apply in the case of death or Disability of the Participant, a Change in Control, or where a Committee of the Board, comprised of non-Employee directors of the Company within the meaning of Rule 16b-3, approved the Award. To the extent Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3, the rights of a Participant who is subject to Section 16 of the Exchange Act with respect to such Awards shall not vest or be exercisable until the expiration of at least six months from the Award Date unless the Board or the Committee, comprised of non-Employee directors of the Company within the meaning of Rule 16b-3, specifies otherwise. All rights with respect to such Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

            (ii)    Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award, be delivered without the payment of cash consideration.

            (iii)   The Committee, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of Stock Unit Awards.

            (iv)   Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified period.

            (v)   The Committee, in its sole discretion, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award.

        7.5    Death, Disability, Retirement or Leave of Absence.

          (a)    Stock Appreciation Rights and Stock Unit Awards.

            (i)    Unless otherwise provided in the Award Agreement for the grant of Stock Appreciation Rights or Stock Based Units to a Participant, in the event of the death or Disability of a Participant who is an Employee or the death, Disability or Retirement of a Participant who is an Outside Director, (A) the Stock Appreciation Rights granted to the Participant shall be considered immediately vested and exercisable at such as specified in the Award Agreement and (B) the Stock Unit Awards granted to the Participant shall be immediately vested.

            (ii)    Absence of a Participant from employment due to an authorized leave of absence shall not affect the Participant's Stock Appreciation Rights or Stock Unit Awards.

          (b)    Performance Awards.

            (i)    Unless otherwise provided in a Participant's Award Agreement for a Performance Award, in the event of the Participant's Retirement before the Performance Period has ended, the number of Shares the Participant shall be entitled to receive shall equal (A) the number of Shares, if any, the Participant would otherwise be entitled to receive if the Participant had been an active Participant at the end of the Performance Period (i.e., as adjusted or forfeited based on the actual Performance Criteria) multiplied by (B) the portion of the Performance Period during which the Participant was an active Participant, and such Shares shall be distributed within 2 1/2 months after the end of the Performance Period.

            (ii)    Unless otherwise provided in a Participant's Award Agreement for a Performance Award, in the event of a Participant's death before the Performance Period has ended, the Company will be assumed to have achieved a target performance level for the Performance Period in which death occurs, and the number of Shares the Participant's Designated Beneficiary shall be entitled to receive shall equal the target number of Shares included in the Performance Award, and such Shares shall be distributed within 60 days after the Participant's death.

            (iii)   Absence of a Participant during a Performance Period due to Disability or entitling the Participant to (A) reemployment rights following military service under the Uniformed Services Employment and Reemployment Rights Act (USERRA) (or any other similar applicable federal or state law) or (B) sickness allowance or short-term disability benefits under the Company's employee benefit plans shall not affect any Performance Award. Unless otherwise provided in a Participant's Award Agreement for a Performance Award, in the event a Participant is absent during a Performance Period due to an authorized leave of absence not described in the immediately preceding sentence, the amount or number of Shares the Participant shall be entitled to receive shall equal (A) the number of Shares, if any, the Participant would otherwise be entitled to receive if the Participant had been an active Participant for the entire Performance Period (i.e., as adjusted or forfeited based on the actual Performance Criteria) multiplied by (B) the portion of the Performance Period during which the Participant was an active Participant (i.e., excluding the period of the authorized leave of absence), and such Shares shall be distributed within 2 1/2 months after the end of the Performance Period.

ARTICLE VIII
ANNUAL INCENTIVE AWARDS

        8.1    Timing and Determination of Annual Incentive Awards.     Following the completion of a Performance Period, the Committee shall undertake or direct an evaluation of Performance Criteria for such Performance Period as determined in Section 8.2.

        No Annual Incentive Award may be paid without a determination by the Committee that the Performance Criteria have been met. In making such determination, the Committee may use negative discretion to decrease, but not increase, the Annual Incentive Award if the Committee reserved its right to use such negative discretion when the Annual Incentive Award was granted.

        Any Annual Incentive Awards will be paid at such time or times as may be determined by the Committee following the end of the Performance Period to which they relate, but not later than the last day of the 2 1/2 month period following the end of the Performance Period.

        8.2    Performance Criteria for Annual Incentive Awards.     Performance Criteria of the Company will be established in writing by the Committee.

        The Performance Period with respect to Awards shall be the Company's fiscal year or any other period designated as such by the Committee.

        8.3    Maximum Annual Incentive Award.     The maximum individual Annual Incentive Award for a Performance Period of twelve calendar months will be $1,000,000, provided the Eligible Employee has been a Participant for such twelve month period. In the event that an Annual Incentive Award is being determined for a Performance Period of less than twelve calendar months or for the Performance Period in which the Eligible Employee becomes a Participant, dies or terminates employment due to Retirement, the maximum Annual Incentive Award of $1,000,000 shall be prorated in accordance with Section 8.4, if applicable.

        8.4    Short Performance Period.

          (a)    Death, Disability or Retirement.    In the event of a Participant's death, Disability or Retirement prior to the end of the Performance Period, the following shall apply:

            (i)    In the event of the Participant's death, the Company will be assumed to have achieved a target performance level for the Performance Period in which death occurs for purposes of determining the Annual Incentive Award and such Annual Incentive Award shall be paid within 60 days after the Participant's death.

            (ii)    In the event of a Participant's Disability or Retirement before the end of the Performance Period, the Participant's Annual Incentive Award shall be determined and payable following the end of the Performance Period based on the actual Performance Criteria for the entire Performance Period.

            (iii)   In the event of a Participant's Retirement before the end of the Performance Period, the amount of the Annual Incentive Award shall be prorated to reflect the period of time during which the individual was employed during the Performance Period.

          (b)    New Participants.    In the event an individual becomes a Participant and is eligible for an Annual Incentive Award based on a Performance Period shorter than twelve months, such Annual Incentive Award shall be prorated to reflect the period of time the individual was employed in the Performance Period.

          (c)    Leave of Absence.    Absence of a Participant from employment during a Performance Period and entitling the Participant to (i) reemployment rights following military service under the Uniformed Services Employment and Reemployment Rights Act (USERRA) (or any other similar applicable federal or state law) or (ii) sickness allowance or short-term disability benefits under the Company's employee benefit plans, shall not affect any Annual Incentive Award. In the event a Participant is absent from employment during a Performance Period due to an authorized leave of absence not described in the immediately preceding sentence, the amount the Participant shall be entitled to receive, if any, under any Annual Incentive Award shall equal (i) the amount, if any, to which the Participant would otherwise be entitled had the individual been an active Participant during the entire Performance Period (i.e., as adjusted or forfeited based on the Performance Criteria) multiplied by (ii) the portion of the Performance Period during which the Participant was an active Participant (i.e., excluding the period of the authorized leave of absence) and such amount shall be paid following the end of the Performance Period.

        8.5    Limitation on Right to Payment of Award.     Notwithstanding any other Plan provision to the contrary, no Participant shall have a right to receive payment of an Annual Incentive Award under the Plan if, subsequent to the commencement of the Performance Period and prior to the date any Award would otherwise be payable, the Participant resigns or is otherwise terminated from the

Participating Company for reasons other than death, Disability, or Retirement or following a Change in Control as provided in Article X. Notwithstanding the foregoing, no distributions of Annual Incentive Awards shall be made if at the time distribution would otherwise have been made:

          (a)   The regular quarterly dividend on any outstanding preferred shares of the Company has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding preferred shares,

          (b)   The estimated consolidated net income of the Company for the immediately preceding twelve-month period is less than the sum of (i) the aggregate amount to be distributed plus (ii) dividends on all outstanding preferred and common shares of the Company applicable to such twelve-month period (either paid, declared or accrued at the most recently paid rate); or

          (c)   The distribution would result in a default in any agreement by which the Company is bound.

ARTICLE IX
SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

        Awards to Covered Participants shall be governed by the conditions of this Article in addition to the requirements of Articles V through VIII above. Should conditions set forth under this Article conflict with the requirements of Articles V through VIII, the conditions of this Article shall prevail.

          (a)   All Performance Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code.

          (b)   The Performance Criteria must be objective and must satisfy third party "objectivity" standards under Code Section 162(m).

          (c)   The Performance Criteria shall not allow for any discretion by the Committee to increase any Award, but discretion to lower an Award is permissible.

          (d)   The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Criteria that are applicable to such Award. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Criteria have been satisfied. Resolutions adopted by the Committee may be used for this purpose.

          (e)   The aggregate maximum number of Shares subject to Awards that may be granted to any Covered Participant under Articles V, VI and VII during any fiscal year of the Company shall be 250,000 Shares.

          (f)    All Awards under this Plan to Covered Participants or to other Participants who may become Covered Participants at a relevant future date shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Article, which is to avoid the loss of deduction by the Company under Code section 162(m).

ARTICLE X
CHANGE IN CONTROL

        10.1    Acceleration upon a Change in Control.     The provision of this Section shall apply notwithstanding any Plan provision to the contrary, and notwithstanding any agreement between the Company and such Participant which relate to the terms of Awards hereunder, upon a Change in Control. Upon the termination of an employee Participant's employment by the Company without Cause, or by an employee Participant for Good Reason, within a period of one year following the occurrence of a Change in Control, the following shall apply:

          (a)   Any Stock Option and Stock Appreciation Right Awards shall be exercisable within such time as specified in the Award Agreement.

          (b)   All restrictions on any Restricted Stock Awards and Stock Unit Awards shall be eliminated, and such awards shall immediately vest and not be subject to forfeiture.

          (c)   If the termination of employment occurs before the end of the Performance Period, the amount of any Performance Award shall be determined assuming the Company achieved a target performance level and no adjustment or proration shall be made to the Award. If the termination of employment occurs after the end of the Performance Period but before the Performance Award is paid, the amount payable shall be determined based on the actual Performance Criteria for the Performance Period. In either case, settlement of the Performance Award shall be made within 2 1/2 months after termination of employment or the end of the Performance Period (as the case may be).

          (d)   If the termination of employment occurs before the end of the Performance Period, the amount of any Annual Incentive Award shall be determined assuming the Company has achieved a target performance level, and such amount shall then be multiplied by the portion of the Performance Period the individual was an active Participant hereunder. If the termination of employment occurs after the end of the Performance Period but before the Annual Incentive Award is paid, the amount payable shall be determined based on the actual Performance Criteria for the Performance Period. In either case, payment of the Annual Incentive Award shall be made within 2 1/2 months after termination of employment or the end of the Performance Period (as the case may be).

        10.2    Change in Control Defined.     For purposes of this Article, "Change in Control" shall have the same meaning as such term or similar term is defined in a Participant's individual agreement with the Company which relates to such Participant's compensation and benefits upon the occurrence of a change in ownership of the Company or similar event.

          (a)   In the event there is no such agreement, "Change in Control" shall mean:

            (i)    The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute an acquisition of control: any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), any acquisition by the Company, any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this section are satisfied;

            (ii)    Individuals who, as of the Effective Date, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

            (iii)   Consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company, or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

            (iv)   Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan or related trust of the Company, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

            (v)   The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of the Company would constitute a "Change in Control" under subsection (iii) or (iv) of this Section.

          (b)   Notwithstanding (a) above, if the Participant's employment is terminated before a Change in Control and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a "Change in Control" and who effectuates a "Change in Control" or (ii) otherwise occurred in connection with, or in anticipation of, a "Change in Control" which actually occurs, then for all purposes of this Plan, the date of a "Change in Control" with respect to the Participant shall mean the date immediately prior to the date of such termination of the Participant's employment.

        10.3    Good Reason Defined.     "Good Reason" shall mean, without the Participant's written consent,

          (a)   a change in the Participant's status, position or responsibilities which, in his reasonable judgment, represents a demotion from his status, position or responsibilities as in effect immediately prior to the Change in Control;

          (b)   the assignment to the Participant of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, position or responsibilities immediately prior to the Change in Control; or any removal of the Participant from or failure to reappoint or reelect him to any of such positions that the Participant had immediately prior to the Change in Control;

          (c)   a reduction by the Company in the Participant's base salary or the Company's failure to increase (within twelve (12) months of the Participant's last increase in base salary) the Participant's base salary after a Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior executives of the Company effected in the preceding twelve (12) months;

          (d)   the relocation of the principal executive offices of the Company or Subsidiary, whichever entity on behalf of which the Participant performs a principal function of that entity as part of his employment services, to a location more than fifty (50) miles outside the Charlotte, North Carolina metropolitan area or, if his services are not performed in Charlotte, North Carolina, the Company's requiring him to be based at any place other than the location at which he performed his duties immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations at the time of a Change in Control;

          (e)   the failure by the Company to continue in effect any incentive, bonus or other compensation plan in which the Participant participates immediately prior to the Change in Control, including but not limited to this Plan, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), with which he has consented, has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue his participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein;

          (f)    the failure by the Company to continue to provide the Participant with benefits substantially similar to those enjoyed by him or to which he was entitled under any of the Company's pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans in which he was participating at the time of a Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him or to which he was entitled at the time of the Change in Control, or the failure by the Company to provide him with the number of paid vacation and sick leave days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof;

          (g)   the failure of the Company to obtain a satisfactory agreement with any successor or assign of the Company to assume and agree to perform under any Change in Control agreement between the Company and the Participant; or

          (h)   any request by the Company that the Participant participate in an unlawful act or take any action constituting a breach of the Participant's professional standard of conduct.

        10.4    Cause Defined.     "Cause" shall mean

          (a)   intentional gross misconduct by the Participant damaging in a material way to the Company, or

          (b)   a material breach of the Participant's employment agreement, after the Company has given the Participant notice thereof and a reasonable opportunity to cure.

ARTICLE XI
ADMINISTRATION

        11.1    The Committee.     The Plan shall be administered and interpreted by the Committee which shall have full authority, discretion and power necessary or desirable for such administration and interpretation. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (a) to determine the terms and conditions upon which Awards may be made and exercised; (b) to determine the Participants to which Awards shall be made; (c) to determine all terms and provisions of each Agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants; (d) to construe and interpret all terms, conditions and provisions of the Plan and all Agreements; (e) to establish, amend, or waive rules or regulations for the Plan's administration; (f) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Restriction Period; and (g) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

        11.2    Committee Decisions.     Unless strictly and expressly prohibited by law, all determinations and decisions made by the Committee pursuant to the provisions of this Plan shall be final, conclusive, and binding upon all persons, including Participants, Designated Beneficiaries, the Company, its shareholders and employees.

        11.3    Rule 16b-3 and Section 162(m) Requirements.     Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award as it may deem to be advisable or required to satisfy the requirements of Rule 16b-3 or Section 162(m).

ARTICLE XII
GENERAL PROVISIONS

        12.1    Withholding.     The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Participant may remit to the Company the amount of any taxes required to be withheld from such payment in cash, or, in lieu thereof, the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

        12.2    Code Section 409A.

          (a)    Delay of Certain Payments.    Notwithstanding anything in the Plan to the contrary, if any amount or benefit that the Company determines would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan by reason of a Participant's termination of employment, then to the extent necessary to comply with Code Section 409A:

            (i)    if the payment or distribution is payable in a lump sum, the Participant's right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant's death or the seventh month following the Participant's termination of employment; and

            (ii)    if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six (6) month period immediately following the Participant's termination of employment will be accumulated and the Participant's right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant's death or the seventh month following the Participant's termination of employment and paid on the earlier of such dates, without interest, and the normal payment or distribution schedule for any remaining payments or distributions will commence.

          (b)    Separation from Service Required.    A termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits subject to Code Section 409A upon or following a termination of employment unless such termination is also a "separation from service" within the meaning of Code Section 409A and, for purposes of any such provision of this Plan, references to a "termination," "termination of employment" or like terms shall mean "separation from service."

          (c)    Interpretation and Administration.    Nothing in this Plan shall operate or be construed to cause the Plan to fail to comply with the requirements of Code Section 409A and, to the extent applicable, it is intended that the Plan comply with the provisions of Code Section 409A and shall be administered in a manner consistent with that intent. Any provision of this Plan that would cause the Plan or any payment made hereunder to fail to satisfy Code Section 409A shall have no force and effect until amended by the Company to comply with Code

  Section 409A (which amendment may be retroactive to the extent permitted by Code Section 409A) and may be made by the Company without the consent of any Participant.

        12.3    Terms of Awards.     Each Award granted under the Plan shall be evidenced in a corresponding Award Agreement provided in writing to the Participant, which shall specify the terms, conditions and any rules applicable to the Award, including but not limited to the effect of a Change in Control, or death, Disability, or other termination of employment of the Participant on the Award.

        12.4    Recoupment of Awards.     The Committee may require in any Award Agreement that any current or former Participant reimburse the Company for all or any portion of any Award, terminate any outstanding, unexercised, unexpired or unpaid Award, rescind any exercise, payment or delivery pursuant to an Award or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant's sale of Shares issued pursuant to an Award to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any applicable law.

        12.5    Forfeiture of Awards for Engaging in Competition.     All outstanding Awards held by a Participant and not previously paid shall be immediately forfeited and canceled in their entirety if the Participant, without the prior written consent of the Company, and while employed by the Company, becomes associated with, employed by, renders services to, consults with, acquires ownership of more than five percent of any class of stock of, or acquires beneficial ownership of more than five percent of the earnings or profits of any corporation, partnership, proprietorship, trust, or other entity which, in the Committee's judgment, competes directly or indirectly with the Company or any Subsidiary in any of their lines of business.

        12.6    Change in Position.     The Committee, in its discretion, may reduce an Annual Incentive Award or Performance Award in the event of a Participant's demotion during a Performance Period, or subject to Article IX, grant an additional Annual Incentive Award or Performance Award in the event of a Participant's promotion during a Performance Period.

        12.7    Non-transferability.     No Award, including any Options, granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of the Participant in an Award under this Plan.

        12.8    No Right to Employment.     Neither the Plan, nor any Award made, or any other action taken, hereunder shall be construed as giving any Participant or other person any right of employment or continued employment with the Participating Company.

        12.9    Rights as Shareholder.     Subject to the terms and conditions of each particular Award, no Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such shares.

        12.10    Construction of the Plan.     Except to the extent superseded by the laws of the United States, the Plan and all Agreements shall be governed, construed, interpreted and administered in accordance with the laws of the State of North Carolina. In the event any provision of the Plan or any Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.

        12.11    Amendment of Plan or Awards.     The Committee or the Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if and to the extent such approval is necessary to comply with any legal requirement, including for these purposes any approval requirement which is a requirement for the performance-based compensation exception under Code Section 162(m). In no event shall the Committee increase the amount payable pursuant to an Award after it has been granted. In addition, no amendment shall be made to an outstanding Award without written consent of the affected Participant. Notwithstanding the preceding, the Committee may amend or modify the Plan or any outstanding Award to the extent necessary to cause the Plan or such Award to comply with the requirements of Section 409A of the Code or the Listed Company Manual of the New York Stock Exchange.

        12.12    Exclusion from Computation of Compensation for Other Purposes.     By acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of Stock sold or awarded and all Options granted under this Plan shall be considered extraordinary, special incentive compensation and will not be included as "earnings," "wages," "salary" or "compensation" in any pension, welfare, life insurance, or other employee benefit arrangement of the Company except as otherwise specifically provided in such arrangement.

        12.13    Legend.     In it sole and complete discretion, the Committee may elect to legend certificates representing Shares sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such Shares.

        12.14    Special Provisions for Certain Participants.     All Award Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards to Covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Committee, in its discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Code Section 162(m).

        12.15    Unfunded Plan.     The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

        12.16    Conflict with Employment Agreement.     Except as specified in Article X or otherwise restricted under Section 12.2 or 12.14, to the extent any provision of this Plan conflicts with any provision of a written employment agreement between an Employee and the Company, the material terms of which have been approved by the Board, the provisions of the employment agreement shall control.

        12.17    Gender and Number.     Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

        12.18    Severability.     In the event any provision of this Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and endorsed as if such illegal or invalid provision had never been contained in this Plan.

        12.19    Effect of Headings.     The descriptive headings of the Articles and Sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

        12.20    No Liability.     No member of the Board or the Committee or any officer or Employee shall be personally liable for any action, omission or determination made in good faith in connection with this Plan. The Company shall indemnify and hold harmless the members of the Committee, the Board and the officers and Employees, and each of them, from and against any and all loss which results from liability to which any of them may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in connection with the administration of this Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. By participating in this Plan, each Employee agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees), the Board and the Committee, from and against any tax or other liability, including without limitation, interest and penalties, incurred by the Employee in connection with his participation in this Plan.

        12.21    Limited Effect of Plan Restatement.     Notwithstanding anything to the contrary contained in the Plan, this instrument shall not alter or adversely affect a Participant's rights under any Award granted to the Participant prior to the Effective Date without the Participant's written consent.

        IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan as of the15th day of December, 2010.

PIEDMONT NATURAL GAS COMPANY, INC.
By:	/s/ KEVIN M. O'HARA
Kevin M. O'Hara Senior Vice President—Corporate and Community Affairs

PIEDMONT NATURAL GAS COMPANY, INC.

Proxy for Annual Meeting of Shareholders on March 4, 2011

Solicited on Behalf of the Board of Directors

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Vicki McElreath, Thomas E. Skains and Jane R. Lewis-Raymond, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc., to be held March 4, 2011 at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, and at any adjournments or postponements thereof, as follows:

The Board of Directors recommends a vote “FOR” all nominees in Proposal 1, “FOR” Proposals 2, 3 and 4 and in favor of a “THREE YEAR FREQUENCY” on Proposal 5:

(Please mark your vote in blue or black ink as shown here)	X

1.	ELECTION OF DIRECTORS
	☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY to vote for all nominees ☐ FOR ALL EXCEPT (see INSTRUCTIONS below)	NOMINEES: Malcolm E. Everett III (Class I director ) Frank B. Holding, Jr. (Class I director) Minor M. Shaw (Class I director) Muriel W. Sheubrooks (Class I director)

INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), write that nominee’s name in the space provided below.

2.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	APPROVAL OF THE COMPANY’S AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	ADVISORY VOTE ON EXECUTIVE COMPENSATION

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

☐ THREE YEAR FREQUENCY	☐ TWO YEAR FREQUENCY	☐ ONE YEAR FREQUENCY	☐ ABSTAIN

HOUSEHOLDING – Please indicate below if you consent to receive the following documents in a single package per household: annual reports to security holders, proxy statements and other proxy materials, and notices regarding security holder documents.  This consent will remain in effect until any security holder at your address revokes it by writing to the Company’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, or calling the Company’s transfer agent at its toll-free number 1-800-937-5449.  The Company will begin sending individual copies of documents within 30 days after consent is revoked.

HOUSEHOLDING ELECTION - Please indicate if you consent to receive future annual reports to security holders, proxy statements and other proxy materials, and notices regarding security holder documents in a single package per household.

☐ Yes	☐ No

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future annual reports to security holders, proxy statements and other proxy materials, and notices regarding security holder documents over the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your Account Number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. This consent will remain in effect until you revoke it by writing to the Company’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, or calling the Company’s transfer agent at its toll-free number 1-800-937-5449.

Notice of Internet Availability of Proxy Materials:  The Notice of 2011 Annual Meeting of Shareholders and Proxy Statement on Schedule 14A, form of proxy card and 2010 Annual Report on Form 10-K are available at: https://materials.proxyvote.com/720186

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2, 3 and 4, and in favor of a THREE YEAR FREQUENCY on Proposal 5.

Dated:	, 2011

Signature of Shareholder

Signature (if held jointly)

Please sign exactly as name appears hereon, date and return in the enclosed business reply envelope. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.

MAIL – Mark, date, sign and mail your proxy card in the envelope provided as soon as possible.

-or-

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

-or

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.